Published CUSIP Number: 14312CAA5

CREDIT AGREEMENT

Dated as of August 24, 2005

among

CARMAX AUTO SUPERSTORES, INC.,

as the Revolving Borrower,

CERTAIN SUBSIDIARIES,

as Designated Borrowers,

CARMAX, INC.,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender,

New Vehicle Swing Line Lender and L/C Issuer

and

JPMORGAN CHASE BANK, N.A.
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

and

SUNTRUST BANK
and
TOYOTA MOTOR CREDIT CORPORATION,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

 Section                                                         Page

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	26
1.03	Accounting Terms	27
1.04	Rounding	28
1.05	Times of Day	28
1.06	Letter of Credit Amounts	28

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Committed Loans	28
2.02	Borrowings, and Conversions and Continuations of Committed Loans	28
2.03	Letters of Credit	29
2.04	Swing Line Loans	38
2.05	New Vehicle Swing Line Loans	42
2.06	Prepayments	46
2.07	Termination or Reduction of Commitments	47
2.08	Repayment of Loans	47
2.09	Interest	48
2.10	Fees	48
2.11	Computation of Interest and Fees	49
2.12	Evidence of Debt	49
2.13	Payments Generally; Administrative Agent’s Clawback	50
2.14	Sharing of Payments by Lenders	52
2.15	Designated Borrowers	52

ARTICLE IIA.
SECURITY

2A.01.	Security	54
2A.02.	Further Assurances	55
2A.03.	Information Regarding Collateral	55

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	56
3.02	Illegality	58
3.03	Inability to Determine Rates	58
3.04	Increased Costs	58
3.05	Mitigation Obligations; Replacement of Lenders	60
3.06	Survival	61

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ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	61
4.02	Conditions to all Credit Extensions (other than pursuant to a Payment Commitment)	63
4.03	Conditions to all New Vehicle Swing Line Borrowings pursuant to a Payment Commitment	64

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	65
5.02	Authorization; No Contravention	65
5.03	Governmental Authorization; Other Consents	65
5.04	Binding Effect	65
5.05	Financial Statements; No Material Adverse Effect	65
5.06	Litigation	66
5.07	No Default	66
5.08	Ownership of Property; Liens	66
5.09	Insurance	67
5.10	Environmental Compliance	67
5.11	Taxes	67
5.12	ERISA Compliance	67
5.13	Subsidiaries; Equity Interests	68
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	68
5.15	Disclosure	68
5.16	Compliance with Laws	68
5.17	Intellectual Property; Licenses, Etc	69
5.18	Books and Records	69
5.19	Franchise Agreements	69
5.20	Collateral	69

ARTICLE VI.
AFFIRMATIVE COVENANTS

6.01	Financial Statements	70
6.02	Certificates; Other Information	71
6.03	Notices	73
6.04	Payment of Obligations	74
6.05	Preservation of Existence, Etc	74
6.06	Maintenance of Properties	74
6.07	Maintenance of Insurance	74
6.08	Compliance with Laws and Contractual Obligations	75

6.09	Books and Records	75
6.10	Inspection Rights	75
6.11	Use of Proceeds	75
6.12	New Subsidiaries	75
6.13	Internal Control Events	76
6.14	Location of Vehicles	76

ARTICLE VII.
NEGATIVE COVENANTS

7.01	Liens	77
7.02	Investments	78
7.03	Fundamental Changes	79
7.04	Dispositions	80
7.05	Change in Nature of Business	81
7.06	Transactions with Affiliates	81
7.07	Burdensome Agreements	81
7.08	Use of Proceeds	82
7.09	Financial Covenants	82
7.10	Acquisitions	82
7.11	Borrowing Base	83
7.12	Capital Expenditures	83

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	83
8.02	Remedies Upon Event of Default	86
8.03	Application of Funds	87

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	88
9.02	Rights as a Lender	88
9.03	Exculpatory Provisions	88
9.04	Reliance by Administrative Agent	89
9.05	Delegation of Duties	90
9.06	Resignation of Administrative Agent	90
9.07	Non-Reliance on Administrative Agent and Other Lenders	91
9.08	No Other Duties, Etc	91
9.09	Administrative Agent May File Proofs of Claim	91
9.10	Collateral and Guaranty Matters	92

ARTICLE X.
MISCELLANEOUS

10.01	Amendments, Etc	93
10.02	Notices; Effectiveness; Electronic Communication	94
10.03	No Waiver; Cumulative Remedies	96
10.04	Expenses; Indemnity; Damage Waiver	96
10.05	Payments Set Aside	98
10.06	Successors and Assigns	98
10.07	Treatment of Certain Information; Confidentiality	102
10.08	Right of Setoff	103
10.09	Interest Rate Limitation	103
10.10	Counterparts; Integration; Effectiveness	104
10.11	Survival of Representations and Warranties	104
10.12	Severability	104
10.13	Replacement of Lenders	104
10.14	Governing Law; Jurisdiction; Etc	105
10.15	Waiver of Jury Trial	106
10.16	USA PATRIOT Act Notice	106

SIGNATURES	S-1

SCHEDULES

1.01	Term Securitization Programs
2.01	Commitments and Applicable Percentages
2A.03(a)	Collateral Information
4.01	Good Standing Jurisdictions
5.06	Litigation
5.13	Subsidiaries and Other Equity Investments
6.14	Location of Vehicles
7.01	Existing Liens
7.02	Existing Investments
10.02	Administrative Agent’s Office; Certain Addresses for Notices
10.06	Processing and Recordation Fees

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	New Vehicle Swing Line Loan Notice
D	Note
E	Compliance Certificate
F	Borrowing Base Certificate
G	Borrowing Base Schedule
H	Assignment and Assumption
I	Company Guaranty Agreement
J	Subsidiary Guaranty Agreement
K	Joinder Agreement
L	Designated Borrower Notice
M	Opinion Matters
N	Security Agreement
O	Autoborrow Agreement

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 24, 2005, among CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the “Revolving Borrower”), certain Subsidiaries of the Company party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Revolving Borrower, the “Borrowers” and, each a “Borrower”), CARMAX, INC., a Virginia corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, New Vehicle Swing Line Lender and L/C Issuer.

The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABCP Facility” means (a) the private securitization facility governed by the Transfer and Administration Agreement dated as of December 1, 2004 among CarMax Funding II, as transferor, CarMax Business Services, LLC, a Delaware limited liability company, individually and as servicer, Bank of America, as a bank investor, as a class agent and as agent, and the other investors and class agents party thereto, as amended, supplemented or otherwise modified from time to time, and (b) any other asset-backed commercial paper facility under which retail installment contracts originated by the Company or any other Loan Party are sold, transferred or assigned from time to time to one or more special purpose entities in a transaction that constitutes a “true sale” for bankruptcy purposes (as evidenced by an opinion prepared and delivered in a manner consistent with market standards by reputable independent counsel experienced in securitization transactions) for a price equal to not less than the fair market value of such retail installment contracts and on such other terms and conditions as shall be reasonable and customary for such transactions; provided, however, that (x) such arrangement does not include (i) provisions under which the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) directly assumes the credit risk associated with such retail installment contracts, (ii) direct or indirect recourse provisions under which, based on the historical performance of such retail installment contracts, the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) could reasonably be expected to suffer economic loss, or (iii) any recourse provisions which are not customary for transactions of such type and (y) such arrangement does not result in the creation of any Lien on the assets of the Company or any Subsidiary (other than Excluded Special Purpose Finance Subsidiaries), other than Liens on such retail installment contracts and the Related Property.

“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or

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convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person, or (iii) assets constituting a vehicle dealership.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means a per annum rate equal to:

(a)           with respect to Base Rate Loans, 0.00%;

(b)           with respect to Eurodollar Rate Loans, 1.15%;

(c)           with respect to Letter of Credit Fees, 1.15%; and

(d)           with respect to the Commitment Fee, 0.20%.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries as at February 28, 2005, and the related consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on that date, including the notes thereto.

“Autoborrow Agreement” means an agreement by and between the Revolving Borrower and the Swing Line Lender in substantially the form of Exhibit O hereto, providing for the automatic advance of Swing Line Loans by the Swing Line Lender under the conditions set forth therein.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

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“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Bilateral New Vehicle Swing Line Loan” means the portion of any New Vehicle Swing Line Loan made pursuant to Section 2.05(a) which (i) causes the Outstanding Amount of New Vehicle Swing Line Loans or other Obligations to exceed the New Vehicle Swing Line Sublimit or any limit set forth in Section 2.05(a), or (ii) is made when the conditions in Section 4.02 are not otherwise met.

“Bilateral Swing Line Loan” means the portion of any Swing Line Loan made pursuant to Section 2.04(a) which causes the Outstanding Amount of Swing Line Loans or other Obligations to exceed the Swing Line Sublimit or any limit set forth in Section 2.04(a).

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing, a Swing Line Borrowing or a New Vehicle Swing Line Borrowing, as the context may require.

“Borrowing Base” means, as of any date of calculation, 80% of the Net Book Value of the Eligible Vehicle Inventory as of such date.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit F (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent.  All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Borrowing Base Schedule” means a schedule, substantially in the form of Exhibit G (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York State or the state where the Administrative Agent’s Office is located and if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“CarMax Funding II” means CarMax Funding II, LLC, a Delaware limited liability company.

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“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Existing Management, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           the Revolving Borrower ceases to be a direct or indirect, wholly-owned Subsidiary of the Company; or

(d)     the Revolving Borrower becomes a direct or indirect Subsidiary of any Subsidiary that is not a Loan Party.

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“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, all Collateral (as defined in the Security Agreement) now owned or hereafter acquired by any Grantor and any other assets, property and interests in property of any Person in which the Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Collection Account” means account #2050000-450967 maintained in the name of CarMax Business Services, LLC, d/b/a CarMax Auto Finance, at Wachovia Bank, National Association.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Revolving Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans, and (d) purchase participations in New Vehicle Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.10(a).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01, provided that, for purposes of clarity, Committed Loans shall not include Swing Line Loans or New Vehicle Swing Line Loans, but shall include any Loan made pursuant to Section 2.04(c)(i) or 2.05(e)(i).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, or (b) a conversion of Committed Loans from one Type to the other pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty Agreement” means the Company Guaranty Agreement made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit I.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date.

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“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries, and (without duplication) the Total Outstandings, on a consolidated basis as of such date.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of (a) Consolidated Current Assets as of such date to (b) Consolidated Current Liabilities as of such date.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing such Consolidated Net Income.

“Consolidated EBITDAR” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated EBITDA for such period, plus Consolidated Rental Obligations for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the four fiscal quarter period ending on such date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period (the “Calculation Period”), the sum of (a) Consolidated Interest Charges for such period plus (b) Consolidated Rental Obligations for such period, plus (c) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis for such period, plus (d) Restricted Payments of the Company and its Subsidiaries on a consolidated basis for such period, plus (e) Consolidated Scheduled Principal Payments (excluding any scheduled payments of principal that were (i) paid during the Calculation Period with the proceeds of replacement Indebtedness or (ii) deferred to a later period by an appropriate written amendment, but including payments of principal that were deferred to such Calculation Period from a prior period) of the Company and its Subsidiaries on a consolidated basis for such period.  For purposes of clarity (and without limiting the generality of clause (b) of the definition of “Subsidiary”), the parties acknowledge that any reference to Subsidiary in this definition of Consolidated Fixed Charges shall exclude those Subsidiaries which would not otherwise qualify as a Subsidiary under clause (b) of the definition of “Subsidiary.”

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all gross interest expense (without reducing such amount by, or otherwise netting out, any interest income, floorplan assistance, interest credits or other similar income), premium payments, debt discount, fees, charges and related

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expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under (i) capital leases that is treated as interest in accordance with GAAP and (ii) Synthetic Lease Obligations that would be treated as interest under GAAP were such leases treated as capital leases.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for such period.

“Consolidated Rental Obligations” means, for any period, the aggregate amount of all rental obligations accrued during such period for which the Company and its Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety but without duplication) under all leases in effect at any time during such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Scheduled Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all payments of principal of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets which payments are scheduled to be made during such period, in each case to the extent treated as principal in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Shareholders’ Equity as of such date minus the Intangible Assets of the Company and its Subsidiaries as of such date.

“Consolidated Total Liabilities” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of current liabilities plus long-term liabilities, including contingent liabilities that constitute Indebtedness, liabilities under Synthetic Leases and other Off-Balance Sheet Liabilities, in each case as of such date.

“Consolidated Total Liabilities to Tangible Net Worth Ratio” means, as of any date of determination, the ratio of Consolidated Total Liabilities as of such date to Consolidated Tangible Net Worth as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication):  (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such

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Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such Acquisition, and other similar transaction costs so incurred, provided that the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition.  For purposes of determining the Cost of Acquisition for any transaction, (A) the Equity Interests of the Company shall be valued (I) in the case of any Equity Interests then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other Equity Interests, as determined by the Board of Directors of the Company and, if reasonably requested by the Administrative Agent, determined to be a reasonable valuation by the Public Accountant, (B) the Equity Interests of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if reasonably requested by the Administrative Agent, determined to be a reasonable valuation by the Public Accountant, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b)

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when used with respect to Letter of Credit Fees, a fee rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations, participations in Swing Line Loans or participations in New Vehicle Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.15(b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer, the Swing Line Lender and the New Vehicle Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Eligible Vehicle Inventory” means Vehicles of any Grantor that (a) in the case of all such Vehicles, are subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free from any other Lien other than those acceptable to the Administrative Agent in its discretion, (b) in the case of Used Vehicles, are properly titled in such Grantor’s name or the certificates of title for such Vehicles are endorsed in blank by the prior owners and such Grantor physically holds such certificates of title (or such Grantor has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied) and (c) in the case of all such Vehicles, are located at such Grantor’s facilities (except as set forth in Section 6.14).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability upon the Company or any ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, that has not been satisfied in full.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or by such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a

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term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Committed Loan” means a Committed Loan that is a Eurodollar Rate Loan.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Special Purpose Finance Subsidiaries” means, collectively, (a) CarMax Funding II, and (b) CarMax Auto Funding LLC, a Delaware limited liability company.

“Excluded Subsidiaries” means, collectively, (a) Glen Allen Insurance, Ltd., a Bermuda company, and (b) each Excluded Special Purpose Finance Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company or any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), including branch profits taxes, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company or such Borrower, as the case may be, is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company or the applicable Borrower, as the case may be, with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of February 10, 2003, as amended prior to the date hereof, among CarMax Auto Superstores, Inc., as borrower, the Company, as guarantor, DaimlerChrysler Services North America LLC, as agent, and the lenders party thereto.

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“Existing Management” means any of Austin Ligon, Keith Browning, Tom Folliard, Joe Kunkel or Mike Dolan.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated May 19, 2005, among the Company, the Administrative Agent and the Arranger.

“Foreign Lender” means, with respect to the Company or any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Company or such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Franchise Agreement” means a franchise agreement or a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 2A.03.

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“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that “Guarantee” shall not include endorsements of drafts or other negotiable instruments for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, however, that the amount of any Guarantee described in clause (b) above which is expressly non-recourse to the other assets of such Person shall be deemed to be the lesser of the amount determined as described above and the fair market value of the assets subject to such Lien as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Company Guaranty Agreement and the Subsidiary Guaranty Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

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(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           capital leases and Synthetic Lease Obligations;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (in which case such Indebtedness shall not be included) or the liability of such Person in respect of such Indebtedness is expressly limited (in which case such Indebtedness shall only be included to the extent of such liability).  The amount of any Indebtedness secured by a Lien on property owned or being purchased by any Person shall be deemed to be the lesser of the outstanding amount of such Indebtedness and the fair market value of such property as determined by such Person in good faith if recourse with respect to such Indebtedness is expressly limited to such property.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means the first Business Day of each calendar month.

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“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.

“Internal Control Event” means, with respect to the Company and its Subsidiaries on a consolidated basis, a determination by management or the Audit Committee of the Board of Directors of the Company or by the Public Accountant that (i) a material weakness, as defined in PCAOB No. 2 or any successor source for such definition under the Securities Laws, exists in the Company’s or any Subsidiary’s internal controls over financial reporting, or (ii) the principal executive officer or principal financial officer or any other member of the senior management of the Company who has a significant role in the Company’s internal control over financial reporting, has committed an act of fraud.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the related Letter of Credit Application, and any other document, agreement or instrument entered into by the L/C Issuer and the Revolving Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit K, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.12.

“Landlord Waiver” means, as to any leasehold interest, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof,

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and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, as of such date.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender and the New Vehicle Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $30,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, a Swing Line Loan or a New Vehicle Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, each Joinder Agreement, each Note, each Issuer Document, each Payment Commitment, the Security Agreement, each other Security Instrument, each Guaranty, the Fee Letter and any Autoborrow Agreement.

“Loan Parties” means, collectively, the Company, the Revolving Borrower, each Subsidiary Guarantor and each Designated Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means August 24, 2009.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Book Value” means, for any Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP, after netting out (without limitation) the cost of payoff of any Lien on such Vehicle excluding the Lien of the Administrative Agent under the Loan Documents.

“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and has never been registered.

“New Vehicle Swing Line” means the revolving credit facility made available by the New Vehicle Swing Line Lender pursuant to Section 2.05.

“New Vehicle Swing Line Borrowing” means a borrowing of a New Vehicle Swing Line Loan pursuant to Section 2.05.

“New Vehicle Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Swing Line Loans, or any successor new vehicle swing line lender hereunder.

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“New Vehicle Swing Line Loan” has the meaning specified in Section 2.05(a).

“New Vehicle Swing Line Loan Notice” means a notice of a New Vehicle Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

“New Vehicle Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments.  The New Vehicle Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Off-Balance Sheet Liabilities” means, as of any date of determination, without duplication and to the extent not included as a liability on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction, any payment, recourse, repurchase, hold harmless, indemnity or similar obligation of the Company or any of its Subsidiaries (other than any Excluded Special Purpose Finance Subsidiary), other than limited recourse provisions that are customary for transactions of such type and that (x) could not reasonably be expected to result in the Company or any of its Subsidiaries suffering economic loss and (y) do not impair the characterization of such transaction as a true sale under applicable Debtor Relief Laws; (b) any monetary obligation of the Company or any Subsidiary under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to the Company or any of its Subsidiaries, would be characterized as indebtedness; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of the Company and its Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and bylaws of such corporation (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such company; and (c) with respect to any partnership, joint venture, trust or other form of

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business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with the formation or organization of such partnership, joint venture, trust or other entity with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Special Purpose Finance Entities” means those special purpose entities (other than Subsidiaries) formed pursuant to Permitted Sale Facilities to receive and hold Permitted Retail Installment Contracts.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans, Swing Line Loans and New Vehicle Swing Line Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Swing Line Loans and New Vehicle Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Revolving Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower), providing for advances of the proceeds of New Vehicle Swing Line Loans directly by the New Vehicle Swing Line Lender to such manufacturer or distributor in payment for the purchase of a New Vehicle by the applicable Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB No. 2” means the Public Company Accounting Oversight Board’s Auditing Standard No. 2, as amended, modified or supplemented and any successor thereto from time to time.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

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“Permitted Retail Installment Contract” means a vehicle retail installment contract sold, transferred or assigned by the Company or a Subsidiary to the applicable purchaser, transferee or assignee pursuant to a Permitted Sale Facility.

“Permitted Sale Facilities” means, collectively, (i) each ABCP Facility, (ii) each Term Securitization Program, (iii) each arrangement under which Third-Party Contracts are sold for fair market value to financial institutions or other lenders and (iv) each other arrangement which provides for the sale, transfer or assignment of retail installment contracts originated by the Company or any other Loan Party to a third party purchaser, transferee or assignee and in a transaction that constitutes a “true sale” for bankruptcy purposes (as evidenced by an opinion prepared and delivered in a manner consistent with market standards by reputable independent counsel experienced in securitization transactions) for a price equal to not less than the fair market value of such retail installment contracts and on such other terms and conditions as shall be reasonable and customary for such transactions; provided, however, that, in the case of any arrangement described in clause (iii) or (iv) above, (x) such arrangement does not create Indebtedness of the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary), (y) such arrangement does not include (1) provisions under which the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) directly assumes the credit risk associated with such retail installment contracts, (2) direct or indirect recourse provisions under which, based on the historical performance of such retail installment contracts, the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) could reasonably be expected to suffer economic loss, or (3) any recourse provisions which are not customary for transactions of such type and (z) such arrangement does not result in the creation of any Lien on the assets of the Company or any  Subsidiary (other than Excluded Special Purpose Finance Subsidiaries), other than Liens on such retail installment contracts and the Related Property.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Public Accountant” means a Registered Public Accounting Firm of nationally recognized standing engaged by the Company.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

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“Related Property” means, with respect to any retail installment contract, (i) the Lien created by such contract in the vehicle purchased under such contract, (ii) all other Liens, if any, (other than Liens on assets of the Company or any Subsidiary) to secure payment of such contract, (iii) all guaranties, insurance contracts and other agreements or arrangements of whatever character from time to time supporting or securing payment of such contract, (iv) all documents evidencing such contract or the Liens, guaranties, agreements or arrangements described in clauses (i) through (iii) above, (v) all present and future claims, demands, causes of action and choses in action in respect of the foregoing and (vi) all proceeds of the foregoing.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, and (d) with respect to a New Vehicle Swing Line Loan, a New Vehicle Swing Line Loan Notice or a request from a manufacturer or distributor for New Vehicle Swing Line Loans pursuant to a Payment Commitment.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Swing Line Loans and New Vehicle Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that (i) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (ii) in the event that at the time of such determination any Bilateral Swing Line Loans are outstanding and any Default shall have occurred and be continuing, each of (x) the Aggregate Commitments or Total Outstandings, as the case may be, and (y) the Commitment of or Total Outstandings held by the Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding Bilateral Swing Line Loans, and (iii) in the event that at the time of such determination any Bilateral New Vehicle Swing Line Loans are outstanding and any Default shall have occurred and be continuing, each of (x) the Aggregate Commitments or Total Outstandings, as the case may be, and (y) the Commitment of or Total Outstandings held by the New Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding Bilateral New Vehicle Swing Line Loans.

“Responsible Officer” means the chief executive officer, president, chief financial officer, executive vice president, treasurer, assistant treasurer or any assistant secretary (who is also a treasury manager) of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Borrower” has the meaning specified in the introductory paragraph hereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent and the Lenders.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit N dated as of the date hereof by the Company and other Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.12, and as from time to time otherwise supplemented, amended, modified, amended and restated or replaced.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement (including the Joinder Agreements) and all other agreements including control agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, the other Loan Parties or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties, a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, or any other obligation under any Loan Document, as any of them may be amended, amended and restated, modified or otherwise supplemented from time to time.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of such date determined in accordance with GAAP.

“Specified Subsidiaries” means, collectively, (a) CarMax Texas General Partner, LLC, a Texas limited liability company, (b) CarMax Auto Superstores Texas, LP, a Texas limited partnership, (c) CarMax Auto Superstores Services, Inc., a Virginia corporation and (d) CarMax Properties, LLC, a Virginia limited liability company.

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“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, (a) all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and (b) all references herein to “Subsidiaries” in connection with financial statements or financial ratios (or the components thereof) shall refer to the Subsidiaries of the Company the accounts of which (i) are consolidated with those of the Company in its consolidated financial statements or (ii) would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared in accordance with GAAP.

“Subsidiary Guarantors” means, collectively, all Subsidiaries executing a Subsidiary Guaranty Agreement on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement.

“Subsidiary Guaranty Agreement” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit J.

“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

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“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04, including any borrowing of such a Loan pursuant to the Autoborrow Agreement.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Securitization Programs” means (a) the public securitization programs identified on Schedule 1.01 and (b) any other non-revolving securitization program under which a discrete pool of retail installment contracts originated by the Company or any other Loan Party is sold, transferred or assigned to one or more special purpose entities in a transaction that constitutes a “true sale” for bankruptcy purposes (as evidenced by an opinion prepared and delivered in a manner consistent with market standards by reputable independent counsel experienced in securitization transactions) for a price equal to not less than the fair market value of such retail installment contracts and on such other terms and conditions as shall be reasonable and customary for such transactions; provided, however, that (x) such arrangement does not include (i) provisions under which the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) directly assumes the credit risk associated with such retail installment contracts, (ii) direct or indirect recourse provisions under which, based on the historical performance of such retail installment contracts, the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) could reasonably be expected to suffer economic loss, or (iii) any recourse provisions which are not customary for transactions of such type and (y) such arrangement does not result in the creation of any Lien on the assets of the Company or any Subsidiary (other than Excluded Special Purpose Finance Subsidiaries), other than Liens on such retail installment contracts and the Related Property.

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“Third-Party Contract” means a retail installment contract originated by the Company or any other Loan Party, using a form provided by a financial institution or other lender that is not an Affiliate of the Company, which contract is assigned to such financial institution or other lender promptly after origination.

“Threshold Amount” means $15,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, Swing Line Loan or New Vehicle Swing Line Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means, with respect to any Pension Plan, the excess of such Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan’s assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Used Vehicle” means a Vehicle other than a New Vehicle.

“Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements:  (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except the security interest in favor of the Administrative Agent for the benefit of the Secured Parties and other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.14, the vehicle is located at one of the locations identified in Schedule 6.14; and (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality.

“Vehicle Title Documentation” has the meaning specified in Section 6.05.

“Within Line Limitation” means, with respect to any Borrower, any dealer location and any specific vehicle manufacturer or distributor, limitations on the amount of New Vehicle Swing Line Loans that may be advanced to such manufacturer or distributor with respect to New Vehicles purchased or to be purchased by such Borrower for such dealer location, which limitations are agreed to from time to time by the Administrative Agent and such distributor or manufacturer.

1.02 Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and

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“including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP or Accounting Practices.  If at any time any change in GAAP or any change in any accounting practice or financial reporting practice of any Loan Party made in accordance with GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or such change in accounting practice or financial reporting practice (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or such accounting practice or financial reporting practice prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between

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(c) calculations of such ratio or requirement made before and after giving effect to such change in GAAP or such change in accounting practice or financial reporting practice.

1.04 Rounding.  Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Revolving Borrower, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and the Borrowing Base, and (ii) the Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Applicable Percentage of the Outstanding Amount of all New Vehicle Swing Line Loans shall not, in the aggregate, exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Revolving Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, and Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing and each conversion of Committed Loans from one Type to the other shall be made upon the Revolving Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Borrowing of Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed

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Loans to Eurodollar Rate Loans, or (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans.  Except as provided in Sections 2.03(c), 2.04(c), and 2.05(e), each Borrowing of or conversion of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Revolving Borrower is requesting a Committed Borrowing, or a conversion of Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed or converted, and (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted.  If the Revolving Borrower fails to provide a timely Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans.  If the Revolving Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall be made as Eurodollar Rate Loans.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans.  Each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Revolving Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Revolving Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Revolving Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Revolving Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Revolving Borrower as provided above.

(c) The Administrative Agent shall promptly notify the Revolving Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Revolving Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Revolving Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor

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drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Revolving Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Applicable Percentage of the Outstanding Amount of all New Vehicle Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Revolving Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Revolving Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Revolving Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Revolving Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) except as provided in Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) the Revolving Borrower has Cash Collateralized the Outstanding Amount of L/C Obligations related to such Letter of Credit, or (ii) all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

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(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount of less than $500,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Revolving Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Revolving Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Revolving Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit

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Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Revolving Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Revolving Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Revolving Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Revolving Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Revolving Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or to an expiry date later than the Letter of Credit Expiration Date if, at the time of such

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extension, the Revolving Borrower has Cash Collateralized the Outstanding Amount of L/C Obligations related to such Letter of Credit or the L/C Issuer and all the Lenders have approved such expiry date); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Revolving Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Revolving Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v) Promptly following the end of each calendar quarter, the L/C Issuer Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Revolving Borrower and the Administrative Agent of (A) the receipt of such notice, (B) the date on which the L/C Issuer expects to make a payment under such Letter of Credit and (C) the amount of such drawing.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Revolving Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Revolving Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Revolving Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which shall be at least one Business Day after Administrative Agent delivers such notice), whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan in such amount to the Revolving Borrower.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Revolving Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, the Revolving Borrower, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Revolving Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Revolving Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately

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available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Revolving Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date one Business Day after such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Revolving Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company, the Revolving Borrower, any Designated Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, the Revolving Borrower, any Designated Borrower or any Subsidiary.

The Revolving Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Revolving Borrower’s instructions or other irregularity, the Revolving Borrower will immediately notify the L/C Issuer.  The Company, the Revolving Borrower and each Designated Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given by the Revolving Borrower as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Revolving Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Revolving Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Revolving Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Revolving Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Revolving Borrower, to the extent, but only to the extent, of any direct, as opposed to

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consequential or exemplary, damages suffered by the Revolving Borrower which the Revolving Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Revolving Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.06 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Revolving Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h) Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Revolving Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letter of Credit Fees.  The Revolving Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the greater of (i) $5,000 or (ii) the Applicable Rate times the daily amount available to be drawn under such Letter of Credit during the year following the due date of such Letter of Credit Fee, which daily amount shall be determined on the date of payment of such fee, provided that if the amount available to be drawn in any such year is increased or decreased during such year, the Letter of Credit Fee previously paid with respect to such year shall be adjusted accordingly.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be computed on an annual basis in advance and shall be due and payable (i) upon issuance of such Letter of Credit and (ii) annually thereafter, commencing with the first such date to occur after the issuance of such Letter of Credit, (iii) on the Letter of Credit Expiration Date and (iv) thereafter on demand.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

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(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Revolving Borrower shall pay directly to the L/C Issuer for its own account, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit during the year following the due date of such fronting fee, which daily amount shall be determined on the date of payment of such fee, provided that if the amount available to be drawn in any such year is increased or decreased during such year, the fronting fee previously paid with respect to such year shall be adjusted accordingly.  Such fronting fee shall be computed on an annual basis in advance and shall be due and payable (i) on the date of issuance of such Letter of Credit, (ii) annually thereafter, (iii) on the Letter of Credit Expiration Date and (iv) thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Revolving Borrower shall pay directly to the L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Revolving Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Revolving Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Revolving Borrower, and that the Revolving Borrower’s business derives substantial benefits from the business of such Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Revolving Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Applicable Percentage of the

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Outstanding Amount of all New Vehicle Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Revolving Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Notwithstanding the foregoing sentence, however, in the event a Swing Line Loan is advanced and such Loan  causes the Outstanding Amount of Swing Line Loans or other Obligations to exceed the Swing Line Sublimit or any limit set forth in Section 2.04(a), (1) the Swing Line Lender shall be the sole Lender with respect to the portion of any such Loan constituting a Bilateral  Swing Line Loan and (2) no other Lender shall be deemed to have purchased or be required to fund a risk participation in such Bilateral Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04.  Each Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan.  Except as otherwise provided above in this Section 2.04(a) with respect to Bilateral Swing Line Loans, immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures.  Each Swing Line Borrowing and each conversion of Swing Line Loans from one Type to the other shall be made upon the Revolving Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (x) the amount to be borrowed, which shall be a minimum of $1,000,000, (y) the requested borrowing date, which shall be a Business Day, and (z) the Type of Swing Line Loan to be borrowed or to which existing Swing Line Loans are to be converted.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Revolving Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Revolving Borrower at its office by crediting the account of the Revolving Borrower on the books of the Swing Line Lender in immediately available funds.  If the Revolving Borrower fails to provide a timely Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans.  If the Revolving Borrower fails to specify a Type of Swing Line Loan in a Swing Line Loan Notice, then the applicable Swing Line Loan shall be made as a Eurodollar Rate Loan.

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In order to facilitate the borrowing of Swing Line Loans, the Revolving Borrower and the Swing Line Lender may mutually agree, and are hereby authorized to, enter into an Autoborrow Agreement providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement and without the necessity for any notice by the Revolving Borrower otherwise required by this subsection (b).

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Revolving Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding (including, subject to Section 2.04(c)(ii), any Bilateral Swing Line Loan).  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Revolving Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice (which shall be at least one Business Day after any voluntary Committed Loan Notice issued by the Swing Line Lender), whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Revolving Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan (other than a Bilateral Swing Line Loan) cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment

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is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company, the Revolving Borrower, any Designated Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Revolving Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan (other than a Bilateral Swing Line Loan) is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), then (x) the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made, (y) each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate and (z) such Lender shall hold a participation in such reinstated obligation to the extent of such Lender’s payment.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Revolving Borrower for interest on the Swing Line Loans.  Until each Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this

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Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.  Interest in respect of any Bilateral Swing Line Loan shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender.  The Revolving Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 New Vehicle Swing Line Loans.

(a) The New Vehicle Swing Line.  Subject to the terms and conditions set forth herein, the New Vehicle Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, to make loans (each such loan, a “New Vehicle Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Swing Line Sublimit, notwithstanding the fact that such New Vehicle Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans, Swing Line Loans, New Vehicle Swing Line Loans and L/C Obligations of the Lender acting as New Vehicle Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any New Vehicle Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans plus such Lender’s Applicable Percentage of the Outstanding Amount of all New Vehicle Swing Line Loans shall not exceed such Lender’s Commitment, and (iii) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation; and provided, further, that the proceeds of New Vehicle Swing Line Loans shall only be used (x) to honor New Vehicle drafts presented by the applicable vehicle manufacturer or distributor to the Administrative Agent pursuant to Payment Commitments or (y) otherwise to pay the purchase price of New Vehicles.  Notwithstanding the foregoing sentence, however, in the case of a New Vehicle Swing Line Loan advanced to a manufacturer or distributor pursuant to Section 2.05(b), if the conditions precedent to such Loan (as set forth in the applicable Payment Commitment) have been met, the New Vehicle Swing Line Lender shall be required to make such New Vehicle Swing Line Loan, regardless of (x) whether such Loan would cause the Outstanding Amount of New Vehicle Swing Loans or other Obligations to exceed the New Vehicle Sublimit or any limit set forth in Section 2.05(a) and (y) whether the conditions in Section 4.02 have otherwise been met; provided that, (1) the New Vehicle Swing Line Lender shall be the sole Lender with respect to the portion of any such Loan constituting a Bilateral New Vehicle Swing Line Loan and (2) no other Lender shall be deemed to have purchased or be required to fund a risk participation in such Bilateral New Vehicle Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05.  Each New Vehicle Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan.  Except as otherwise provided above in this Section 2.05(a) with respect to Bilateral New Vehicle Swing Line Loans, immediately upon the

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making of a New Vehicle Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Swing Line Lender a risk participation in such New Vehicle Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such New Vehicle Swing Line Loan.

(b) Payment Commitment.  The New Vehicle Swing Line Lender is authorized to make New Vehicle Swing Line Loans for the account of the Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Swing Line Lender and each such manufacturer or distributor.  Each New Vehicle Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement.  The Borrowers shall remain jointly and severally liable to the New Vehicle Swing Line Lender for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.

(c) Borrowing Procedures.  Each New Vehicle Swing Line Borrowing and each conversion of New Vehicle Swing Line Loans from one Type to the other shall be made pursuant to a Payment Commitment or upon the Revolving Borrower’s irrevocable notice to the New Vehicle Swing Line Lender by delivery of a written New Vehicle Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer.  Each such notice from the Revolving Borrower must be received by the New Vehicle Swing Line Lender not later than 3:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of New Vehicle Swing Line Loan to be borrowed or to which existing New Vehicle Swing Line Loans are to be converted, and (iv) the applicable Borrower.  The New Vehicle Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such New Vehicle Swing Line Loan Notice, make the amount of its New Vehicle Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment or to the applicable Borrower at the New Vehicle Swing Line Lender’s office by crediting the account of such Borrower on the books of the New Vehicle Swing Line Lender.  If the Revolving Borrower fails to provide a timely New Vehicle Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans.  If the Revolving Borrower fails to specify a Type of New Vehicle Swing Line Loan in a New Vehicle Swing Line Loan Notice or if a Payment Commitment fails to specify a Type of New Vehicle Swing Line Loan, then the applicable New Vehicle Swing Line Loan shall be made as a Eurodollar Rate Loan.

(d) Authorization.  Each Borrower authorizes the New Vehicle Swing Line Lender to enter into, modify or terminate Payment Commitments (in each case, in the New Vehicle Swing Line Lender’s discretion) and to advise each manufacturer or distributor that provides New Vehicles to such Borrower of any change or termination which may occur with respect to the New Vehicle Swing Line.  The New Vehicle Swing Line Lender will promptly notify the Revolving Borrower of any such modification or termination.

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(e) Refinancing of New Vehicle Swing Line Loans.

(i) The New Vehicle Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the New Vehicle Swing Line Lender to so request on its behalf), that each Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of New Vehicle Swing Line Loans then outstanding (including, subject to Section 2.05(e)(ii), any Bilateral New Vehicle Swing Line Loans).  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The New Vehicle Swing Line Lender shall furnish the Revolving Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the New Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice (which shall be at least one Business Day after any voluntary Committed Loan Notice issued by the New Vehicle Swing Line Lender), whereupon, subject to Section 2.05(e)(ii), each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the New Vehicle Swing Line Lender.

(ii) If for any reason any New Vehicle Swing Line Loan (other than a Bilateral New Vehicle Swing Line Loan) cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(e)(i), the request for Eurodollar Rate Committed Loans submitted by the New Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Swing Line Lender that each of the Lenders fund its risk participation in the relevant New Vehicle Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Swing Line Lender pursuant to Section 2.05(e)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the New Vehicle Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified in Section 2.05(e)(i), the New Vehicle Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the New Vehicle Swing Line Lender submitted

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to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in New Vehicle Swing Line Loans pursuant to this Section 2.05(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the New Vehicle Swing Line Lender, any Borrower, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(e) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of each Borrower (jointly and severally) to repay New Vehicle Swing Line Loans, together with interest as provided herein.

(f) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a New Vehicle Swing Line Loan, if the New Vehicle Swing Line Lender receives any payment on account of such New Vehicle Swing Line Loan, the New Vehicle Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Swing Line Lender.

(ii) If any payment received by the New Vehicle Swing Line Lender in respect of principal or interest on any New Vehicle Swing Line Loan (other than a Bilateral New Vehicle Swing Line Loan) is required to be returned by the New Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Swing Line Lender in its discretion), then (x) the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made, (y) each Lender shall pay to the New Vehicle Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate and (z) such Lender shall hold a participation in such reinstated obligation to the extent of such Lender’s payment.  The Administrative Agent will make such demand upon the request of the New Vehicle Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(g) Interest for Account of New Vehicle Swing Line Lender.  The New Vehicle Swing Line Lender shall be responsible for invoicing the Revolving Borrower (for itself and on behalf of the applicable Borrower) for interest on the New Vehicle Swing Line Loans.  Upon receipt of any such invoice, the Revolving Borrower shall immediately provide copies of such invoice to each Borrower.  Until each Lender funds its Eurodollar Rate Committed Loan or risk

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participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any New Vehicle Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the New Vehicle Swing Line Lender.  Interest in respect of any Bilateral New Vehicle Swing Line Loan shall be solely for the account of the New Vehicle Swing Line Lender.

Payments Directly to New Vehicle Swing Line Lender.  Each Borrower shall make all payments of principal and interest in respect of the New Vehicle Swing Line Loans directly to the New Vehicle Swing Line Lender.

2.06 Prepayments.  (a) The Revolving Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Committed Loans; and (ii) any prepayment of Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Revolving Borrower, the Revolving Borrower shall make such prepayment of principal and interest accrued thereon and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each such principal prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Revolving Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Revolving Borrower, the Revolving Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) The Revolving Borrower may, upon notice to the New Vehicle Swing Line Lender, at any  time or from time to time, voluntarily prepay New Vehicle Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the New Vehicle Swing Line Lender not later than 4:00 p.m. on the date of the prepayment.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Revolving Borrower, the Revolving Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.

(d) If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments then in effect and the Borrowing Base then in effect, the Revolving Borrower shall, upon demand by the Administrative Agent, immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount at least equal to such excess;

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provided, however, that, the Revolving Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect or the Borrowing Base then in effect.

(e) If for any reason the aggregate Outstanding Amount of Swing Line Loans exceeds the Swing Line Sublimit, the Revolving Borrower shall, upon demand by the Administrative Agent, immediately prepay Swing Line Loans in an aggregate amount at least equal to such excess.

(f) If for any reason the Outstanding Amount of any New Vehicle Swing Line Loans exceeds any applicable Within Line Limitation, the Borrowers (jointly and severally) shall, upon demand by the Administrative Agent, immediately prepay such New Vehicle Swing Line Loans in an aggregate amount at least equal to such excess.

(g) If for any reason the aggregate Outstanding Amount of New Vehicle Swing Line Loans exceeds the New Vehicle Swing Line Sublimit, the Borrowers (jointly and severally) shall, upon demand by the Administrative Agent, immediately prepay New Vehicle Swing Line Loans in an aggregate amount at least equal to such excess.

2.07 Termination or Reduction of Commitments.  The Revolving Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. 30 days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Revolving Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the lesser of the Aggregate Commitments and the Borrowing Base, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, the Swing Line Sublimit, the New Vehicle Swing Line Sublimit or any Within Line Limitation exceeds the amount of the Aggregate Commitments, such sublimit or Within Line Limitation shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08 Repayment of Loans. (a) The Revolving Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) The Revolving Borrower shall repay each Swing Line Loan (i) on the first Business Day of each month (other than Swing Line Loans advanced on such day), (ii) on one other Business Day of each month (other than Swing Line Loans advanced on such day), which such day shall be on or after the sixth day of such month, but on or before the twenty-fifth day of such month, (iii) at any time on demand by the Swing Line Lender and (iv) on the Maturity Date.

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(c) The Borrowers (jointly and severally) shall repay each New Vehicle Swing Line Loan (i) on the first Business Day of each month (other than New Vehicle Swing Line Loans advanced on such day), (ii) on one other Business Day of each month (other than New Vehicle Swing Line Loans advanced on such day), which such day shall be on or after the sixth day of such month, but on or before the twenty-fifth day of such month, (iii) at any time on demand by the New Vehicle Swing Line Lender and (iv) on the Maturity Date.

2.09 Interest. (a)  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)      (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)  If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)  Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10 Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee.  The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding

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Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Such fees shall be fully earned when due and payable and shall not be refundable for any reason whatsoever.

(b) Other Fees.     (i)  The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company and the Revolving Borrower, as applicable, shall pay to the Lenders such other fees, if any, with respect to the Loan Documents, the Loans or the Commitments, as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.12 Evidence of Debt.  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each

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Lender may attach schedules to any of its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Swing Line Loans and New Vehicle Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback.  (a) General.  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i)           Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date and at the time required in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Revolving Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Revolving Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Revolving Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Revolving Borrower, the interest rate applicable to Eurodollar Rate Loans; provided, however, that the Administrative Agent shall demand such payment from the Revolving Borrower only if such Lender has failed to make such payment forthwith on demand or if the Administrative Agent is prohibited by Law or otherwise from making such demand on such Lender.  If the Revolving Borrower and such Lender shall pay such interest to the

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Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Revolving Borrower the amount of such interest paid by the Revolving Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Revolving Borrower shall be without prejudice to any claim the Revolving Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Revolving Borrower (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit, Swing Line Loans and New Vehicle Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any

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Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14 Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations, Swing Line Loans or New Vehicle Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations, Swing Line Loans and New Vehicle Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations, Swing Line Loans or New Vehicle Swing Line Loans to any assignee or participant, other than to the Revolving Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15 Designated Borrowers.  (a) Effective as of the date hereof, each Subsidiary that has executed this Agreement shall be a “Designated Borrower” hereunder and may receive New Vehicle Swing Line Loans for its account on the terms and conditions set forth in this Agreement.

(b) If any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) engages in the sale or leasing of new motor vehicles, the Company shall designate such Subsidiary as a Designated Borrower in the applicable Joinder Agreement, as a Designated Borrower to receive New Vehicle Swing Line Loans hereunder, and shall deliver to the Administrative Agent pursuant to Section 6.12, a Joinder Agreement executed by such Subsidiary; provided that a Designated Borrower shall not be required to execute a Joinder

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Agreement if such Designated Borrower has executed and delivered this Agreement on the Closing Date.  The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Section 2.05, the Administrative Agent and the Lenders shall have received the documents required by Section 6.12.  If the Administrative Agent agrees that such Subsidiary shall be entitled to receive New Vehicle Swing Line Loans hereunder, then promptly following receipt of all such documents required by Section 6.12, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive New Vehicle Swing Line Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no New Vehicle Swing Line Loan Notice (nor any Borrowing request by any vehicle manufacturer or distributor) may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(c) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations now or hereafter owed to the Administrative Agent, the L/C Issuer and the Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “Borrowers’ Liabilities”).

(d) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any  guaranty of any of the Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in

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this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each Borrower for the Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each Borrower with respect to its Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

(e) Each Subsidiary that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Revolving Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New Vehicle Swing Line Loans made by the Lenders to any such Designated Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Revolving Borrower, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Revolving Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

ARTICLE IIA
SECURITY

2A.01           Security.  As security for the full and timely payment and performance of all Obligations, the Company and each Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder.  Without limiting the foregoing, the Company and each Borrower shall deliver, and shall cause each other Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement and (b) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral.  In addition, and without limiting the foregoing, the Company and each Borrower shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the

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Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.

2A.02           Further Assurances.  At the request of the Administrative Agent from time to time, the Company and each Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Company or any Borrower or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors.  The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Company, any Borrower or any Loan Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Company, any Borrower or any other Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

2A.03           Information Regarding Collateral.  Each of the Company and each Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of the Company and each Borrower and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name or other trade style used by such Grantor on the Closing Date, (iii) each location at which Vehicles are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person.  Each of the Company and each Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than 30 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Company’s, such Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral.

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ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 Taxes.

(a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Company or any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company or any Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Borrower, as applicable, shall make such deductions and (iii) the Company or such Borrower, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Company and the Borrowers.  Without limiting the provisions of subsection (a) above, the Company and each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Company and the Borrowers.  The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability, setting forth in reasonable detail the calculation of such amount, delivered to the Company or any Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any Borrower to a Governmental Authority, the Company or such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company or any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or

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reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Company or any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company or the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or any Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges

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imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any Borrower or any other Person.

3.02 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Company and the Borrowers (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans immediately.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to participate in outstanding Eurodollar Rate Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, the Company and the Borrowers (jointly and severally) shall prepay such Eurodollar Rate Loans of such Lender or convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans immediately.  Upon any such prepayment or conversion, the Company and the Borrowers (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto that (a) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) the Eurodollar Rate with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of or conversion to Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into (x) in the case of a Committed Loan, a request for a Committed Borrowing of Base Rate Loans (y) in the case of a Swing Line Loan, a request for a Swing Line Borrowing of Base Rate Loans and (z) in the case of a New Vehicle Swing Line Loan, a request for a New Vehicle Swing Line Borrowing of Base Rate Loans, in each case, in the amount specified therein.

3.04 Increased Costs.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

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(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made or participated in by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made or participated in by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining or participating in any Eurodollar Rate Loan (or of maintaining its obligation to make or participate in any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company and the Borrowers (jointly and severally) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Loans or Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company and the Borrowers (jointly and severally) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

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(c) Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Company and the Borrowers (jointly and severally) shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that neither the Company nor any Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans.  The Company and each Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers (jointly and severally) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may, at its expense, replace such Lender in accordance with Section 10.13.

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3.06 Survival.  All of the Company’s and the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Guaranties and (D) each other Security Instrument required to be delivered in connection herewith, in each case sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which include each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit M and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

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(vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has not occurred a material adverse change (x) in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, since February 29, 2005, or (y) in the facts and information regarding the Company and its Subsidiaries as represented to date and (C) as to the absence of any action, suit, investigation or proceeding pending, or to the knowledge of the Company, threatened in any court or before any arbitrator or governmental authority that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on May 31, 2005, signed by a Responsible Officer of the Company;

(ix) a duly completed Borrowing Base Certificate dated as of the Closing Date certifying as to the Borrowing Base as of July 31, 2005, signed by a Responsible Officer of the Company;

(x) a duly completed Borrowing Base Schedule as of July 31, 2005;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(xii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(xiii) an executed Request for Credit Extension;

(xiv) Uniform Commercial Code financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require;

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(xv) (i) Uniform Commercial Code search results with respect to the Borrowers showing only Liens acceptable to the Administrative Agent, and (ii) such duly executed Landlord Waivers, if any, as may be requested by the Administrative Agent in its sole discretion;

(xvi) the Audited Financial Statements, audited and accompanied by (i) a report and opinion of the Public Accountant as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement and (ii) an attestation report of the Public Accountant on management’s assessment of the Company’s internal control over financial reporting prepared pursuant to Regulation S-X Rule 2.02(f) and PCAOB No. 2 under the Securities Laws;

(xvii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at May 31, 2005, and the related consolidated statements of earnings and cash flows for the fiscal quarter then ended;

(xviii) forecasts prepared by management of the Company, each in form reasonably satisfactory to the Administrative Agent, of an annual consolidated balance sheet, income statement and cash flow statement of the Company and its Subsidiaries for each fiscal year ending in February of 2006, 2007, 2008 and 2009; and

(xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender, the New Vehicle Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions (other than pursuant to a Payment Commitment).  The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to a Payment Commitment or a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) is subject to the following conditions precedent:

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(a) The representations and warranties of (i) the Company and the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer, the Swing Line Lender or the New Vehicle Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) The Total Outstandings, after giving effect to such Request for Credit Extension, shall not exceed the Borrowing Base on such date.

(e) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to all New Vehicle Swing Line Borrowings pursuant to a Payment Commitment.  The obligation of the New Vehicle Swing Line Lender to honor any request for a New Vehicle Swing Line Borrowing pursuant to a Payment Commitment is subject to the following conditions precedent:

(a) To the extent required pursuant to the terms of such Payment Commitment, the Administrative Agent shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment, identifying the Vehicles delivered or to be delivered to the applicable Borrower; and

(b) any other conditions precedent set forth in such Payment Commitment.

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ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each of the Company, the Revolving Borrower and each other Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or by which such Person is bound or by which the property of such Person or any of its Subsidiaries is bound, except to the extent (A) such conflict or breach, or the creation of such Lien, or such required payment, as the case may be, could not reasonably be expected to have a Material Adverse Effect, and (B) such Lien does not attach to any Collateral, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect).

5.04 Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, in each case to the extent required by GAAP, all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries as at May 31, 2005, and the related consolidated statements of earnings and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show, in each case to the extent required by GAAP, all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the later of (i) the date of the Audited Financial Statements and (ii) the date of the most recent financial statements delivered pursuant to in Section 6.01(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) seek damages or other remedies in an amount of $5,000,000 or more, (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (c) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect (in each case (except as described in the proviso to this sentence) other than such actions, suits, proceedings, claims or disputes set forth on Schedule 5.06 or that have been disclosed in writing to the Administrative Agent and the Lenders pursuant to Section 6.03(b)); provided that each of the Company, the Revolving Borrower and each other Borrower further represents and warrants that there are no such actions, suits, proceedings, claims or disputes described in clause (b) that are brought, made, threatened, or contemplated by the Company or any Subsidiary.

5.07 No Default.  Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.  Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

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5.09 Insurance.  The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in the same or a similar business, owning similar properties in localities where the Company or the applicable Subsidiary operates and otherwise similarly situated to the Company or the applicable Subsidiary.

5.10 Environmental Compliance.  The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11 Taxes.  The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither the Company nor any Subsidiary is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $10,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

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5.13 Subsidiaries; Equity Interests.  As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens.  As of the Closing Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) Neither the Company nor any Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure.  The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws.  Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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5.17 Intellectual Property; Licenses, Etc.  The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person (other than any such conflict that could not reasonably be expected to have a Material Adverse Effect).  To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Company or any Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Books and Records.  Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

5.19 Franchise Agreements.  The Company has provided to the Administrative Agent true, correct and complete copies of all Franchise Agreements in effect as of the Closing Date.  Each such Franchise Agreement is in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms.  To the knowledge of the Company, (a) no party to any Franchise Agreement is in breach of, or has failed to perform or is in default under, such Franchise Agreement (except any such breach, failure or default that, when taken as a whole with all other breaches, failures and defaults under such Franchise Agreement, could not reasonably be expected to have a Material Adverse Effect) and (b) no party to any Franchise Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)).

5.20 Collateral.

(a) The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority, perfected security interest in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan
Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.

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ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause the Revolving Borrower and each other Subsidiary to:

6.01 Financial Statements.  Deliver to the Administrative Agent (for further distribution to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or if earlier, 15 days after the date required to be filed with the SEC) (commencing with the fiscal year ended February 28, 2006), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of the Public Accountant as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement, and (ii)(A) a report of management on the Company’s internal control over financial reporting prepared pursuant to Regulation S-K Item 308(a) (or any successor rule or regulation) under the Securities Laws, and (B) an attestation report of the Public Accountant on management’s assessment of the Company’s internal control over financial reporting prepared pursuant to Regulation S-X Rule 2.02(f) (or any successor rule or regulation) and PCAOB No. 2 (or any successor auditing standard) under the Securities Laws;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC) (commencing with the fiscal quarter ended August 31, 2005), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of earnings and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) upon request by the Administrative Agent, to the extent not duplicative of the financial statements required to be delivered pursuant to Sections 6.01(a) and (b), copies of each financial statement required to be delivered to a vehicle manufacturer or distributor by any Franchise Agreement.

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As to any information contained in materials furnished pursuant to Section 6.02(f), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.  Deliver to the Administrative Agent and each Lender (or, if requested by the Company in a notice to the Administrative Agent with respect to any specific item, deliver such item to the Administrative Agent (for distribution to each Lender)), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b) concurrently with (and in no event later than the times required for) the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Borrowing Base Certificate as of the end of the respective fiscal year or fiscal quarter, signed by a Responsible Officer of the Company; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Borrowing Base Certificates, each signed by a Responsible Officer of the Company, as of the end of each calendar month within 20 days after the end of such calendar month and at any other time requested by the Administrative Agent;

(c) within 20 days after the end of each calendar month, a Borrowing Base Schedule;

(d) within a reasonable period of time after any request by the Administrative Agent, inventory lists of all Vehicles in form and substance and containing such details as may be reasonably requested by the Administrative Agent, provided, however, that, unless an Event of Default has occurred and is continuing, the Administrative Agent may not request more than four inventory lists during any fiscal year of the Company;

(e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports or recommendations submitted in writing to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(f) promptly after the same are sent or filed, as applicable, copies of each annual report, proxy or financial statement or other report or communication sent by or on behalf of the Company to the stockholders of the Company, and notification (by telecopier or electronic mail) of the filing of each annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K, or registration statement by the Company with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, in each case to the extent not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g) promptly, and in any event within five Business Days, after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of the Company or any Subsidiary thereof; and

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(h) within a reasonable period of time after any request by the Administrative Agent, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Required Lenders may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (or if requested by the Company in writing to the Administrative Agent with respect to any specific items, the Company shall notify the Administrative Agent of such posting and the Administrative Agent shall thereafter notify the Lenders of such posting) (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) and Borrowing Base Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates and Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company and each Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company and the Borrowers or their securities) (each, a “Public Lender”).  The Company and each Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by

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marking Borrower Materials “PUBLIC”, the Company and each Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

6.03 Notices.  Promptly after obtaining knowledge thereof, notify the Administrative Agent and each Lender (or, if requested by the Company in writing to the Administrative Agent with respect to any specific item, the Company shall promptly notify the Administrative Agent and the Administrative Agent shall thereafter notify the Lenders of such notice):

(a) of the occurrence of any Default;

(b) of (i) any breach or non-performance of, or any default under, any Franchise Agreement or any other Contractual Obligation of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, (ii) any notice or correspondence alleging that any such event has occurred with respect to any Franchise Agreement; (iii) any action, suit, proceeding, claim or dispute pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that seeks damages or other remedies in an amount of $5,000,000 or more or that could reasonably be expected to have a Material Adverse Effect; (iv) any material development in any such action, suit, proceeding, claim or dispute; and (v) any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

(e) of the Public Accountant’s determination (in connection with its preparation of its report under Section 6.01(a)) or the Company’s determination of the occurrence or existence of any Internal Control Event; and

(f) of (i) any Franchise Agreement entered into after the Closing Date (including the subject matter and term of such Franchise Agreement), (ii) the termination or expiration of any Franchise Agreement and (iii) any material adverse change in the relationship between the Company or any Borrower and any vehicle manufacturer or distributor, including the threatened loss of a new vehicle franchise or the threatened termination of a Franchise Agreement.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.04 Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon any Collateral; (c) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than the Collateral); and (d) all Indebtedness permitted hereunder, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises, necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business.

6.06 Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance.  (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss (including loss by reason of business interruption) or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, owning similar properties in localities where the Company or the applicable Subsidiary operates and otherwise similarly situated to the Company or the applicable Subsidiary (and otherwise as required by the Security Instruments); (b) maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, garage liability or commercial general liability insurance (collectively, “CGL Insurance”) against liability on account of damage to persons and property; (c) maintain insurance under all applicable workers’ compensation laws (each policy of insurance described in clauses (a), (b) and (c) to have such limits, deductibles, exclusions, co-insurance and other provisions as are customarily maintained

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by Persons engaged in the same or a similar business, owning similar properties in localities where the Company or the applicable Subsidiary operates and otherwise similarly situated to the Company or the applicable Subsidiary (and otherwise as required by the Security Instruments); and (d) provide to the Administrative Agent with respect to each property insurance policy or CGL Insurance policy, as applicable, a certificate of insurance (i) providing that the insurer shall give the Administrative Agent not less than thirty (30) days’ prior written notice before any cancellation of any such policy (except that not less than ten (10) days’ prior written notice shall be required before any cancellation based on the non-payment of premiums), (ii) in the case of each CGL Insurance policy, naming the Administrative Agent as an additional insured, and (iii) in the case of each property insurance policy, naming the Administrative Agent (as its interest appears in the Loan Documents) as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent.

6.08 Compliance with Laws and Contractual Obligations.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or Contractual Obligation (other than the Loan Documents) is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.

6.10 Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender, in each case at the expense of the Administrative Agent or such Lender, to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours as may be requested upon reasonable advance notice to the Company and (unless an Event of Default exists) no more than twice during any period of 12 consecutive months; provided, however, that (i) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice and (ii) this Section 6.10 shall not apply to any Excluded Special Purpose Finance Subsidiary.

6.11 Use of Proceeds.  Use the proceeds of the Credit Extensions to refinance the Existing Credit Agreement, to fund the Borrowers’ acquisition of Vehicles, to provide for working capital, to finance capital expenditures and for other general corporate purposes, in each case not in contravention of any Law or of any Loan Document.

6.12 New Subsidiaries.  As soon as practicable but in any event within 30 days following the acquisition or creation of any Subsidiary (other than an Excluded Subsidiary) cause to be delivered to the Administrative Agent each of the following:

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(i) a Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed), which Joinder Agreement will, if such Subsidiary will engage in the business of selling or leasing new motor vehicles, designate such Subsidiary as a Designated Borrower;

(ii) Uniform Commercial Code financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all Uniform Commercial Code filing offices in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement to the extent such Lien may be perfected by Uniform Commercial Code filings;

(iii) unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.12 and addressed to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent; and

(iv) current copies of the Organization Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 6.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect.

6.13 Internal Control Events.  Upon notification from the Administrative Agent to the Company that the Required Lenders require remediation of any Internal Control Event that constitutes a material weakness in control over financial reporting of which they have received notice pursuant to Section 6.03(e) or as reported in any report delivered pursuant to Section 6.01(a), remediate or cause to be remediated such Internal Control Event, and to test and confirm such remediation, not later than the end of the time period reasonably agreed by the Required Lenders with the Company as necessary for such remediation (the “Remediation Period”).  It is understood that the Remediation Period will require a sufficient period of time to permit testing required by the relevant Securities Laws.

6.14 Location of Vehicles.  Keep the Vehicles only at the locations set forth on Schedule 6.14, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, be temporarily in transit to or between such locations or may be temporarily removed from such locations for repair or when being test driven by potential customers.

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ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit the Revolving Borrower or any other Subsidiary to, directly or indirectly:

7.01 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its current assets, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, extensions or replacements thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and deposits in the ordinary course of business securing liability insurance carriers under insurance or self-insurance arrangements;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) other Liens on real property securing Indebtedness;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

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(k) Liens on Permitted Retail Installment Contracts, the Related Property and assets of Excluded Special Purpose Finance Subsidiaries arising in connection with Permitted Sale Facilities;

(l) Liens arising in connection with operating leases entered into in the ordinary course of business;

(m) Liens arising solely as a result of statutory or common law rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions;

(n) Liens on specific property acquired pursuant to an Acquisition permitted by Section 7.10, provided that (i) such Liens were in existence at the time of such Acquisition, (ii) no such Lien extends to any property other than the property acquired, and (iii) no such Lien attaches to any Collateral, and provided further that the aggregate fair market value of all properties subject to Liens permitted by this clause (n) does not exceed $15,000,000 at any time; and

(o) Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of such Lien, no Default shall exist or would result from such Lien,  (ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by all Liens created or incurred in reliance on this clause (o) shall not exceed $35,000,000 at any time.

Notwithstanding the foregoing, the Company shall not, nor shall it permit the Revolving Borrower or any other Subsidiary (other than Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien upon any deposit account maintained by the Company or such Subsidiary, other than Liens permitted by clause (a) and (m) above and Liens on the Collection Account arising under one or more of the Permitted Sale Facilities.

7.02 Investments.  Make any Investments, except:

(a) Investments existing on the date hereof and listed on Schedule 7.02;

(b) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;

(c) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d) Investments of any Loan Party in another Loan Party;

(e) Investments of any Loan Party in any Excluded Subsidiary (other than any Excluded Special Purpose Finance Subsidiary), provided that the aggregate outstanding amount of such Investments does not exceed $35,000,000 at any time;

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(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g) Investments consisting of extensions of credit in the nature of retail installment sale contracts arising from the sale of vehicles and related goods and services in the ordinary course of business, provided that the aggregate outstanding principal amount of such Investments does not exceed $300,000,000 (without giving effect to any reserves) at any time (it being understood that any such retail installment contracts transferred pursuant to a Permitted Sale Facility and not repurchased or otherwise reacquired by the Company or any other Loan Party shall be excluded in calculating such amount);

(h) Guarantees to the extent incurred in the ordinary course of business and not otherwise prohibited hereunder, provided that the aggregate amount of such Guarantees (other than Guarantees of Indebtedness or other obligations of any other Loan Party) does not exceed $15,000,000 at any time;

(i) Investments in Excluded Special Purpose Finance Subsidiaries pursuant to Permitted Sale Facilities;

(j) Investments by Excluded Special Purpose Finance Subsidiaries in Other Special Purpose Finance Entities pursuant to Permitted Sale Facilities;

(k) Investments consisting of securities (whether certificated or uncertificated) received by the Company or any Subsidiary, or other rights of the Company or any Subsidiary to receive money, in each case issued by Other Special Purpose Finance Entities pursuant to Permitted Sale Facilities;

(l) Swap Contracts entered into for bona fide hedging purposes and not for speculation;

(m) promissory notes and other non-cash Investments received in connection with Dispositions permitted under Section 7.04, provided that the aggregate outstanding principal amount of such notes and other Investments shall not exceed $35,000,000 at any time;

(n) Investments permitted under Section 7.10; and

(o) other Investments not exceeding $35,000,000 in the aggregate in any fiscal year of the Company.

7.03 Fundamental Changes.  Dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) the Company or any Subsidiary may merge or consolidate with or into any Person not an Affiliate of the Company as part of an Acquisition permitted under Section 7.10, provided that the Company or such Subsidiary, as applicable, shall be the continuing or surviving Person;

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(b) (i) any Subsidiary may merge or consolidate with or into (x) the Company, provided that the Company shall be the continuing or surviving Person, (y) the Revolving Borrower, provided that the Revolving Borrower shall be the continuing or surviving Person, or (z) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging or consolidating with another Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving Person and (iii) the Company may merge or consolidate with or into the Revolving Borrower; provided that the Revolving Borrower is the surviving Person;

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is the Revolving Borrower or a Subsidiary Guarantor, then the transferee must either be the Company, the Revolving Borrower or a Subsidiary Guarantor; and

(d) any Subsidiary may sell all or substantially all of its Permitted Retail Installment Contracts and Related Property pursuant to Permitted Sale Facilities;

provided, however, that (i) any Excluded Subsidiary may dissolve, liquidate, or merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person and (ii) any Specified Subsidiary may dissolve or liquidate if, in connection with such dissolution or liquidation, all assets of such Specified Subsidiary are distributed to a Loan Party.

7.04 Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory, including Eligible Vehicle Inventory, in the ordinary course of business (including sales of inventory to a manufacturer or distributor in connection with the expiration or termination of the related Franchise Agreement, provided that nothing contained in this Section 7.04(b) shall be deemed to be a waiver of any Default or Event of Default otherwise resulting from such expiration or termination);

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Company or to a Subsidiary wholly-owned by the transferor of such property; provided that if the transferor of such property is the Company or a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

(e) Dispositions permitted by Section 7.03;

(f) Dispositions of property pursuant to sale-leaseback transactions;

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(g) Dispositions of new car dealerships (including any inventory and other property owned by such dealership);

(h) Dispositions of store locations in the ordinary course of business;

(i) Dispositions in the ordinary course of business of improved or unimproved real estate not necessary to any material line of business conducted by the Company and its Subsidiaries;

(j) Dispositions of Permitted Retail Installment Contracts and Related Property pursuant to Permitted Sale Facilities;

(k) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years; and

(l) Dispositions not otherwise permitted under this Section 7.04; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (l) in any fiscal year shall not exceed $30,000,000;

provided, however, that any Disposition pursuant to clauses (a) through (l) shall be for not less than fair market value.

7.05 Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto if, after giving effect thereto, the business conducted by the Company and its Subsidiaries, taken as a whole, would be substantially different from the business conducted by the Company and its Subsidiaries on the date hereof.

7.06 Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person not an Affiliate of the Company, provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or transactions between or among any Subsidiary Guarantors.

7.07 Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that:

(a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this subsection (a) shall not prohibit (A) any limitation imposed on an Excluded Subsidiary, (B) any negative pledge incurred or provided in connection with Permitted Sale Facilities solely to the extent any such negative pledge relates to the

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Permitted Retail Installment Contracts or Related Property sold, transferred or assigned, (C) any negative pledge incurred or provided in favor of any holder of a Lien permitted under Section 7.01(j) solely to the extent any such negative pledge relates to the property subject to such Lien, (D) any limitation imposed in connection with a Disposition of property or assets permitted under Section 7.04 pending the consummation of such Disposition or (E) any limitation that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or the assignment, transfer or encumbrance of a lease or license or other Contractual Obligation; provided further, however, that no provision described in clauses (A) through (E) above shall prohibit or restrict the Administrative Agent’s Lien on any Collateral; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.08 Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.09 Financial Covenants.

(a) Consolidated Current Ratio.  Permit the Consolidated Current Ratio as of the end of any fiscal quarter of the Company to be less than (i) 1.20 to 1.00 if the Total Outstandings as of the end of such fiscal quarter are less than or equal to 65% of the Net Book Value of the Eligible Vehicle Inventory as of the end of such fiscal quarter, or (ii) 1.50 to 1.00 if the Total Outstandings as of the end of such fiscal quarter are greater than 65% of the Net Book Value of the Eligible Vehicle Inventory as of the end of such fiscal quarter.

(b) Consolidated Total Liabilities to Tangible Net Worth Ratio.  Permit the Consolidated Total Liabilities to Tangible Net Worth Ratio as of the end of any fiscal quarter of the Company to be greater than 1.30 to 1.00.

(c) Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 1.25 to 1.00.

(d) Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $700,000,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after February 28, 2005 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity after February 28, 2005 by reason of the issuance and sale of Equity Interests of the Company or any Subsidiary (other than issuances to the Company or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Company into such Equity Interests.

7.10 Acquisitions.  Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or

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substantially related or incidental thereto, (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the Cost of Acquisition, together with the Cost of Acquisition for all other Acquisitions consummated during the same fiscal year, is in excess of $50,000,000, (x) the Required Lenders shall have consented to such Acquisition, and (y) the Company shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end and (B) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 4.01(a) or Section 6.01(a) or (b) giving effect to such Acquisitions, which certificate shall demonstrate that no Default would exist immediately after giving effect to such Acquisitions, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of the Acquisition the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.12.

7.11 Borrowing Base.  (a) Permit at any time the sum of the Total Outstandings to exceed the Borrowing Base, unless the Revolving Borrower shall have immediately complied with Section 2.06(d) with respect to such excess; or (b) substantially change the method of valuation of the Collateral from that used by the Company and its Subsidiaries on the Closing Date.

7.12 Capital Expenditures.  Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business (including capital expenditures in support of the motor vehicle retailing, buying, financing reconditioning, servicing, wholesaling, distributing and storage operations of the Company and its Subsidiaries) and in connection with Acquisitions not otherwise prohibited by the Loan Documents.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.  Any of the following shall constitute an Event of Default:

(a) Non-Payment.  The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within seven Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

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(b) Specific Covenants.  The Company or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c) Other Defaults.  (i) The Company or any other Loan Party fails to perform or observe any covenant or agreement contained in Section 6.02(b) or (c) and such failure continues for five Business Days after a Responsible Officer of the Company, the Revolving Borrower, any other Borrower or any other Loan Party receives notice or otherwise acquires knowledge of such failure, or (ii) the Company, the Revolving Borrower, any other Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above or in clause (c) (i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of the Company, the Revolving Borrower, any other Borrower or any other Loan Party receives notice or otherwise acquires knowledge of such failure; or

(d) Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default.  (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity,

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or such Guarantee to become payable or cash collateral in respect thereof to be demanded (collectively referred to herein as “Acceleration Events”) unless, in the case of clause (B) above, (1) such default or event is capable of being cured, (2) the Company or such Subsidiary, as applicable, is diligently pursuing such cure and (3) the holder or holders, beneficiary or beneficiaries (or trustee or agent of such holder or holders or beneficiary or beneficiaries), as applicable, have not instituted any Acceleration Event; or (ii) there occurs under any one or more Swap Contracts to which the Company or any Subsidiary is a party an Early Termination Date (as defined in such Swap Contracts) resulting from (A) any event of default under such Swap Contracts as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contracts) or (B) any Termination Event (as so defined) under such Swap Contracts as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; (iii) there occurs any event the effect of which is to cause the early termination, acceleration or early amortization of any ABCP Facility, provided, however, that this clause (iii) shall not apply if each of the following conditions is satisfied:  (X) such event does not involve a breach by the Company or any of its Subsidiaries of any representation, warranty, covenant or other agreement, (Y) such early termination, acceleration or early amortization of such ABCP Facility could not reasonably be expected to have a Material Adverse Effect, and (Z) such event could not reasonably be expected to result in any recourse against the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) in an aggregate amount of more than the Threshold Amount, it being understood that (for the purposes of clause (X) above) a breach of any covenant relating to, or any early termination, acceleration or early amortization caused by, the performance of the related Permitted Retail Installment Contracts shall not constitute a breach by the Company or any of its Subsidiaries of any covenant or other agreement; or (iv) there occurs any event the effect of which is to cause the early termination, acceleration or early amortization of any Term Securitization Program, provided, however, that this clause (iv) shall not apply if (Y) such early termination, acceleration or early amortization of such Term Securitization Program could not reasonably be expected to have a Material Adverse Effect, and (Z) such event could not reasonably be expected to result in any recourse against the Company or any Subsidiary (other than an Excluded Special Purpose Finance Subsidiary) in an aggregate amount of more than the Threshold Amount; or

(f) Insolvency Proceedings, Etc.  The Company or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment.  (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments.  There is entered against the Company or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which such judgment is not vacated or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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(i) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents and Collateral.  (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any Subsidiary contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be (or any Loan Party shall claim that such security interest is not) a perfected and first priority security interest subject only to those Liens permitted by Section 7.01; or

(k) Change of Control.  There occurs any Change of Control; or

(l) Franchise Agreements.  (i) Any Franchise Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default could not reasonably be expected to have a Material Adverse Effect.

8.02 Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; provided that, to the extent permitted by applicable law, the Administrative Agent shall use good faith efforts to provide notice to the Revolving Borrower of such declaration, provided further, however, that the failure to provide such notice will not impair the effectiveness of such declaration or give rise to any liability of the Administrative Agent, any Lender or the L/C Issuer with respect thereto;

(b) upon notice to the Revolving Borrower, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and the Borrowers;

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(c) require that any Borrower or Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Law;

(e) to the extent permitted pursuant to such Payment Commitment, revise, terminate or suspend Payment Commitments with any manufacturer or distributor; and

(f) require that the Company or any other Borrower deliver any Vehicle Title Documentation to the Administrative Agent;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers (jointly or severally) to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including  fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01 Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any Borrower shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

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(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The foregoing notwithstanding, upon the discharge of the retiring Administrative Agent’s duties hereunder, neither the retiring Administrative Agent nor the successor Administrative Agent or any New Vehicle Swing Line Lender shall be required to honor any request by a vehicle manufacturer or distributor for advance of a New Vehicle Swing Line Loan, unless and until (A) such successor Administrative Agent and such manufacturer or distributor (and if required pursuant to the terms of such Payment Commitment, the applicable Borrower) have entered into a new Payment Commitment, and (B) any existing Payment Commitment between such manufacturer or distributor and the retiring Administrative Agent has been terminated.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender, (b) the retiring L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Book Managers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company or any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement (and to release any Lien on any property of such Subsidiary Guarantor) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 9.10.

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ARTICLE X.
MISCELLANEOUS

10.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing and signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and the Administrative Agent’s receipt of such writing is acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the proviso following paragraph (h) of this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release the Company from the Company Guaranty Agreement or release all or substantially all of the value of the Subsidiary Guaranty Agreement without the written consent of each Lender; or

(h) release all or substantially all of the Collateral or all or substantially all of the Designated Borrowers in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing

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and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the New Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the New Vehicle Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows, provided, that any notice under Section 2.06(c) shall be accomplished through automatic electronic payment procedures established from time to time between the Revolving Borrower and the New Vehicle Swing Line Lender:

(i) if to the Company, a Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or the New Vehicle Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II, Section 6.03 or Section 10.14(d) if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of

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receiving notices under such Article by electronic communication.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc.  Each of the Company (for itself and on behalf of the other Borrowers), the Administrative Agent, the L/C Issuer, the Swing Line Lender and the New Vehicle Swing Line Lender may change its address, telecopier or telephone number and electronic mail addresses for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number and electronic mail addresses for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the New Vehicle Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Swing Line Loan Notices and New Vehicle Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of an Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b) Indemnification by the Company and the Borrowers.  The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders.  To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

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(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside.  To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the New Vehicle Swing Line Lender or any other Lender, or the Administrative Agent, the L/C Issuer, the Swing Line Lender, the New Vehicle Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent (other than (1) any amount consisting of the Administrative Agent’s fees under Section 2.10(b)(i) or (2) principal or interest on any Bilateral Swing Line Loan or Bilateral New Vehicle Swing Line Loan), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge

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or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations, in Swing Line Loans and in New Vehicle Swing Line Loans) at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans and New Vehicle Swing Line Loans;

(iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer, the Swing Line Lender and the New Vehicle Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower, the Swing Line Lender, the New Vehicle Swing Line Lender, the L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, Swing Line Loans and/or New Vehicle Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, each of the Company and each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e) Limitation upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer, Swing Line Lender or New Vehicle Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender and/or (iii) upon 30 days’ notice to the Company, resign as New Vehicle Swing Line Lender.  In the event of any such resignation as L/C Issuer, Swing Line Lender or New Vehicle Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer, Swing Line Lender or New Vehicle Swing Line Lender hereunder;

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provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Swing Line Lender or New Vehicle Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  If Bank of America resigns as New Vehicle Swing Line Lender, it shall retain all the rights of the New Vehicle Swing Line Lender provided for hereunder with respect to New Vehicle Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding New Vehicle Swing Line Loans pursuant to Section 2.05(e).  Upon the appointment of a successor L/C Issuer, Swing Line Lender and/or New Vehicle Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender or New Vehicle Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the

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Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff.  Subject to Section 2.14, if an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or such Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, however, that the Lenders, the L/C Issuer and their respective Affiliates shall not set off or apply any such deposits at any time held in the Collection Account, except pursuant to the terms of any Permitted Sale Facility.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

103

10.10 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

104

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES

105

HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the Borrowers, which information includes the name and address of the Company and each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and such Borrower in accordance with the Act.

106

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CARMAX, INC.

By:  /s/ Keith D. Browning

Name:  Keith D. Browning

Title: Executive Vice President

CARMAX AUTO SUPERSTORES, INC.

By:  /s/ Keith D. Browning

Name:  Keith D. Browning

Title: Executive Vice President

CARMAX OF LAUREL, LLC

By:  /s/ Keith D. Browning

Name:  Keith D. Browning

Title:  President

CARMAX AUTO MALL, LLC

By:  /s/ Keith D. Browning

Name:  Keith D. Browning

Title:  President

CARMAX AUTO SUPERSTORES CALIFORNIA, LLC

By:  /s/ Keith D. Browning

Name:  Keith D. Browning

Title:  President

CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:  /s/ Anne M. Zeschke

Name:  Anne M. Zeschke

Title:  Assistant Vice President

CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender

By:  /s/ M. Patricia Kay

Name:  M. Patricia Kay

Title:  Senior Vice President

CREDIT AGREEMENT
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:  /s/ H. David Jones

Name:  H. David Jones

Title:  Vice President

CREDIT AGREEMENT
Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Michael R. Jordan

Name:  Michael R. Jordan

Title:  Managing Director

CREDIT AGREEMENT
Signature Page

SUNTRUST BANK, as a Lender

By:  /s/ Mark Flatin

Name:  Mark Flatin

Title:  Managing Director

CREDIT AGREEMENT
Signature Page

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:  /s/ David Pelliccioni

Name:  David Pelliccioni

Title:  Group VP, Sales & Marketing – TFS

CREDIT AGREEMENT
Signature Page

WELLS FARGO BANK, N.A., as a Lender

By:  /s/ Peter W. Clark

Name:  Peter W Clark

Title:  Vice President

CREDIT AGREEMENT
Signature Page

SCOTIABANC, INC., as a Lender

By:  /s/ William E. Zarrett

Name:  William E. Zarrett

Title:  Managing Director

CREDIT AGREEMENT
Signature Page

CREDIT SUISSE, CAYMAN ISLAND BRANCH, as a Lender

By:  /s/ David Dodd

Name:  David Dodd

Title:  Vice President

By:  /s/ Cassandra Drogan

Name:  Cassandra Drogan

Title:  Associate

CREDIT AGREEMENT
Signature Page

ROYAL BANK OF CANADA, as a Lender

By:  /s/ Howard Lee

Name:  Howard Lee

Title:  Authorized Signatory

CREDIT AGREEMENT
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as
a Lender

By:  /s/ Andrew Hein

Name:  Andrew Hein

Title:  Vice President

CREDIT AGREEMENT
Signature Page

FIFTH THIRD BANK, as a Lender

By:  /s/ Mark Olson

Name:  Mark Olson

Title:  Vice President

CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01

TERM SECURITIZATION PROGRAMS

1.	CarMax Auto Owner Trust 2002-1; $512,613,000 Asset Backed Notes and Certificates.

2.	CarMax Auto Owner Trust 2002-2; $500,000,000 Asset Backed Notes and Certificates.

3.	CarMax Auto Owner Trust 2003-1; $506,963,000 Asset Backed Notes.

4.	CarMax Auto Owner Trust 2003-2; $600,000,000 Asset Backed Notes.

5.	CarMax Auto Owner Trust 2004-1; $600,000,000 Asset Backed Notes.

6.	CarMax Auto Owner Trust 2004-2; $550,000,000 Asset Backed Notes.

7.	CarMax Auto Owner Trust 2005-1; $617,000,000 Asset Backed Notes.

Schedule 1.01

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$75,000,000.00	16.6666666667%
JPMorgan Chase Bank, N.A.	50,000,000.00	11.1111111111%
Wachovia Bank, National Association	50,000,000.00	11.1111111111%
SunTrust Bank	50,000,000.00	11.1111111111%
Toyota Motor Credit Corporation	50,000,000.00	11.1111111111%
Wells Fargo Bank, N.A.	30,000,000.00	6.6666666667%
Scotiabanc, Inc.	30,000,000.00	6.6666666667%
Credit Suisse, Cayman Island Branch	30,000,000.00	6.6666666667%
Royal Bank of Canada	30,000,000.00	6.6666666667%
U.S. Bank National Association	30,000,000.00	6.6666666667%
Fifth Third Bank	$25,000,000.00	5.5555555556%
Total	$450,000,000.00	100.000000000%

Schedule 2.01

SCHEDULE 2A.03(a)

COLLATERAL INFORMATION

(i)

Exact Legal Name of Entity	Jurisdiction of Formation	Location of Chief Executive Office
CarMax, Inc.	Virginia	4900 Cox Road Glen Allen, VA 23060

CarMax Auto Superstores, Inc.	Virginia	4900 Cox Road Glen Allen, VA 23060

CarMax of Laurel, LLC	Virginia	4900 Cox Road Glen Allen, VA 23060

CarMax Auto Mall, LLC	Virginia	4900 Cox Road Glen Allen, VA 23060

CarMax Auto Superstores California, LLC	California	4900 Cox Road Glen Allen, VA 23060

CarMax Business Services, LLC	Delaware	4900 Cox Road Glen Allen, VA 23060

CarMax Auto Superstores West Coast, Inc.	California	1131 Central Avenue Duarte, CA 91010

CarMax Auto Superstores Services, Inc.	Virginia	4900 Cox Road Glen Allen, VA 23060

CarMax Auto Superstores Texas, LP	Texas	4900 Cox Road Glen Allen, VA 23060

CarMax Texas General Partner, LLC	Delaware	4900 Cox Road Glen Allen, VA 23060

CarMax Properties, LLC	Virginia	4900 Cox Road Glen Allen, VA 23060

Schedule 2A.03(a)

(ii)

Name of Entity	Trade Names
CarMax Auto Superstores, Inc.	CarMax Auto Finance First North American Credit First North American Credit Corp

CarMax Business Services, LLC	CarMax Auto Finance

(iii) and (iv)

Vehicle Locations	Owner of Leased or Third Party Locations1
2696 John Hawkins Parkway Hoover, AL 35244	Stearns Investments, LLC
6100 Manchester Blvd. Buena Park, CA 90621	5670 Buena Park, LLC c/o G&K Management Co., Inc.
1131 Central Avenue Duarte, CA 91010	Car Cmx, L.P. c/o Capital Automotive Reit
4100 E. Inland Empire Blvd. Ontario, CA 91764	Spirit SPE Portfolio 2005-3, LLC
1450 Eureka Road Roseville, CA 95661	Cars Cni-2 L.P. c/o Capital Automotive Reit
2000 Highridge Road Boynton Beach, FL 33426	CC Investors-Boynton c/o Donau Immobilien Gruppe Inc.
5751 Eagle Vail Drive Orlando, FL 32882	Chrysler Realty Company LLC
901 Towne Center Blvd. Sanford, FL 32771	Car Cmx FL L.L.C. c/o Capital Automotive Reit
11335 Atlantic Blvd. Jacksonville, FL 32225	Spirit SPE Portfolio 2005-3, LLC
1700 NW 36th Street Pompano Beach, FL 33064	Spirit SPE Portfolio 2005-3, LLC
2550 Roosevelt Blvd. Clearwater, FL 33760	Car Cmx, L.P. c/o Capital Automotive Reit
7420 State Road 84 Davie, FL 33317	Benderson 1995 Trust, Ronald Randall Benderson & David H. Baldauf as Trustee
1300 NW 98th Court Miami, FL 33172	CM Miami Trust
6375 South Semoran Boulevard Orlando, FL 32822	Bond-Circuit III Delaware Business Trust c/o Wilmington Trust Company
14920 North Nebraska Avenue Tampa, FL 33613	CC Investors 1997-1 c/o Donau Immobilien Gruppe Inc.
1977 Thornton Road Lithia Springs, GA 30122	AEI Private Net Lease Millennium Fund Limited Partnership c/o AEI Fund Management, Inc.

Schedule 2A.03(a)

1215 Ernest Barrett Parkway Kennesaw, GA 30144	Barrett Parkway Associates, L.L.P. c/o S C Management Company
1975 Beaver Ruin Road Norcross, GA 30071	Daboo LLC
3100 Mount Zion Parkway Stockbridge, GA 30281	Georgia Pension Associates Realty Corp. c/o Gould Investors, L.P.
2000 W. Frontage Road Glencoe, IL 60022	Car Cmx IL Glen LLC c/o Capital Automotive Reit
101 North Wolf Road Hillside, IL 60162	Bond-Hillside Delaware Business Trust c/o Suburban Financial Management
3320 Odyssey Court Naperville, IL 60566	CM Naperville, LLC
6540 West 95th Street Oak Lawn, IL 60453	Cars-Db4, L.P. c/o Capital Automotive Reit
250 East Golf Road Schaumburg, IL 60173	Inland 250 Golf Schaumburg, LLC
18800 South Oak Park Avenue Tinley Park, IL 60477	Inland Commercial Property Management, Inc.
9750 North Gray Road Indianapolis, IN 46280	Waco, LLC
1370 East 79th Place Merrillville, IN 46410	Cars Cni-2, L.P. c/o Capital Automotive Reit
6801 E. Frontage Road Merriam, KS 66204	Cole CM Merriam KS, LLC c/o Cole Capital Partners
9550 Bluegrass Pkwy Louisville, KY 40299	Nastic One LLC
8800 Freestate Drive Laurel, MD 20723	CC Investors-Laurel c/o Donau Immobilien Gruppe Inc.
8801 Freestate Drive Laurel, MD 20723	Car Cmx, L.P. c/o Capital Automotive Reit
8700 Freestate Drive Laurel, MD 20723	CC Investors-Laurel c/o Donau Immobilien Gruppe Inc.
15931 Frederick Road Rockville, MD 20855	355 Partners, LLC c/o Goodman & McAllister
10201 Philadelphia Road White Marsh, MD 21162	Car Cmx, L.P. c/o Capital Automotive Reit
7700 Krefeld Drive Charlotte, NC 28227	VOIT Partners, LTD 1, Trust #1
3412 West Wendover Avenue Greensboro, NC 27407	Cars CNI-2 L.P. c/o Capital Automotive Reit
10510 Cadillac Street Pineville, NC 28134	Millstein Industries LLC
8520 Glenwood Avenue Raleigh, NC 27612	Raleigh NC Associates c/o Millstein Industries
1580 Hanes Mall Blvd. Winston-Salem, NC 27103	Walter G. Nail Ethel S. Nail
521 North McPherson Church Rd. Fayetteville, NC 28303	Curtis & Jacquiline Dail
5500 Alameda Blvd. NE Albuquerque, NM 87113	Commercial Net Lease Realty, Inc.
1000 W Warm Springs Rd. Henderson, NV 89014	DLVLVN, LLC, as Tenants in Common
6755 West Sahara Ave. Las Vegas, NV 89146	Schwarzblatt & Sirebrenik Partnership

Schedule 2A.03(a)

2800 Laurens Road Greenville, SC 29607	Car Cmx, L.P. c/o Capital Automotive Reit
555 Jamil Road Columbia, SC 29210	CM Columbia, SC LLC Suntrust
11225 Parkside Drive Knoxville, TN 37922	OLP Knoxville, LLC c/o One Liberty Properties, Inc.
2501 Powell Avenue Nashville, TN 37204	Car Cmx, L.P. c/o Capital Automotive Reit
7771 Highway #64 Memphis, TN 38133	Car Cmx TN L.L.C. c/o Capital Automotive Reit
8400 Anderson Boulevard Ft. Worth, TX 76120	CM Fort Worth Trust c/o Gillett Properties, Ltd.
12715 LBJ Freeway Garland, TX 75041	MSKW Garland Investments
13100 Gulf Freeway Houston, TX 77034	Cavalier Properties Investment Trust c/o Darden Properties
19500 Northwest Freeway Houston, TX 77065	Car Cmx, L.P. c/o Capital Automotive Reit
6909 Southwest Freeway Houston, TX 77074	CC Investors-Houston c/o Donau Immobilien Gruppe Inc.
16110 North Freeway Houston, TX 77090	Texas Land & Farming I, LLC Texas Land & Farming II, LLC c/o Sammis Properties
3100 Spur 482 Irving, TX 75062	Circuit Investor-Irving Trust c/o Donau Immobilien Gruppe Inc.
4448 West Plano Parkway Plano, TX 75093	Car Cmx, L.P. c/o Capital Automotive Reit
3611 Fountainhead Drive San Antonio, TX 78229	Inland Western San Antonio Fountainhead Drive LP
11213 South Jordan Gateway Salt Lake City, UT 84095	Utah Power and Light
11090 West Broad Street Glen Allen, VA 23060	Circuit VA Corporation c/o Sigmund Sommer Properties
45210 Towlern Place Sterling, VA 20166	Car Cmx, L.P. c/o Capital Automotive Reit
901 Murray Olds Drive Midlothian, VA 23114	Spirit SPE Portfolio 2005-3, LLC
8200 120th Avenue Kenosha, WI 53142	Mauro Auto Mall, Inc.

Vehicle Locations Not Leased or Owned by Third Parties
19010 E. Valley View Pkwy Independence, MO 64005
8611 La Cienega Blvd. Inglewood, CA 90301
9501 Research Dr. Irvine, CA 92618
13300 North I-35 Service Road Southbound Austin, TX 78753

1 Landlord/Tenant relationships exist for the vehicle locations listed in this table with the landlords noted in this column.

Schedule 2A.03(a)

SCHEDULE 4.01

GOOD STANDING JURISDICTIONS

Exact Legal Name of Entity	Good Standing Jurisdiction
CarMax, Inc.	Virginia

CarMax Auto Superstores, Inc.	Virginia
Alabama
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Maryland
Missouri
North Carolina
South Carolina
Tennessee
Texas
Wisconsin

CarMax Auto Mall, LLC	Virginia
Wisconsin

CarMax of Laurel, LLC	Virginia
Maryland

CarMax Auto Superstores California, LLC	California

CarMax Business Services, LLC	Delaware
Georgia
Virginia

CarMax Auto Superstores Texas, LP	Texas

CarMax Texas General Partner, LLC	Delaware

CarMax Auto Superstores Services, Inc.	Virginia

CarMax Auto Superstores West Coast, Inc.	California
New Mexico
Nevada
Utah

CarMax Properties, LLC	Virginia

Schedule 4.01

SCHEDULE 5.06

LITIGATION

1.
CarMax v. State of Texas.  CarMax and other Texas car dealers sued the state of Texas alleging that the Texas Weekend Closing Law, which prohibits dealers from being open on consecutive weekend days, was unconstitutional.  Currently, there is an injunction in place that allows CarMax to be open on consecutive weekend days in all counties except the Houston area.  The state of Texas filed a motion to lift the injunction and apply retroactive enforcement of the Weekend Closing Law.  The case went to trial in February 2005, and a decision is expected in late summer/early fall of 2005.

2.
Broughton v. CarMax.  This is a class action lawsuit in Texas where the plaintiffs claim that finance charges were impermissibly assessed on Texas sales tax.  Plaintiffs allege that CarMax was paying sales tax on a pro rata basis only as it received downpayment or principal payments.  This approach is sanctioned under the state of Texas sales tax regulations for motor vehicle seller financed transactions.  Plaintiffs allege that even though it is sanctioned, to the extent the full sales tax is not remitted upfront, the sales tax amount should not be included in the amount financed for purposes of calculating interest or finance charges.  Plaintiffs have an outstanding motion for class certification which is scheduled to be heard in September 2005.

3.
Edward E. Brown, Jr. v. Austin Ligon (CarMax Auto Superstores, Inc.)  Mr. Brown filed a lawsuit in the United States District Court for the District of Maryland on November 29, 2004, alleging that CarMax wrongfully repossessed three vehicles that Mr. Brown purchased from CarMax with fraudulent United States Treasury Bonds.  Mr. Brown is seeking damages in the amount of “$7,000,000.00 x 3.”  Mr. Brown technically sued Austin Ligon, but a motion was filed indicating that the improper party was named as a defendant.

4.
Mario Minervini v. CarMax.  Mr. Minervini filed a complaint in the Circuit Court of Cook County, Illinois, Municipal Department, First District, alleging violation of Illinois Consumer Fraud and Deceptive Business Practices Act and Common Law Conversion.  Mr. Minervini purchased a 2002 Mitsubishi Galant from CarMax and sold a 1999 Chevrolet Cavalier to CarMax.  The Chevrolet Cavalier had negative equity, which Mr. Minervini transferred into the financing of the Mitsubishi Galant.  The original lender declined to fund the purchase of the Galant, and the transaction was consummated through an alternate lender several days later.  Mr. Minervini attempted to return the Mitsubishi Galant to CarMax after expiration of the five-day return period.  Mr. Minervini amended his complaint to seek class action relief.  Mr. Minervini does not seek moneys greater than $50,000.00.

5.
George and Vera Kozisek v. CarMax.  The Koziseks filed a complaint in the Circuit Court of the 19th Judicial Circuit, Lake County, Illinois alleging Common Law Fraud, Fraudulent Concealment, and violations of the Illinois Consumer Fraud and Deceptive Business Practices Act.  The Koziseks seek “punitive damages in excess of $1,000,000.”  In 2004 the Koziseks purchased a 2002 Volkswagen Jetta from CarMax.  The Volkswagen Jetta had a voided manufacturer’s warranty.  CarMax offered to repurchase it from the Koziseks for a full refund plus $5,000, which the Koziseks declined.

Schedule 5.06

SCHEDULE 5.13

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Part (a).                      Subsidiaries.

Legal Name of Subsidiary	Ownership
CarMax Auto Superstores, Inc.	CarMax, Inc.
Glen Allen Insurance Ltd.	CarMax, Inc.
CarMax Auto Mall, LLC	CarMax Auto Superstores, Inc.
CarMax of Laurel, LLC	CarMax Auto Superstores, Inc.
CarMax Auto Superstores West Coast, Inc.	CarMax Auto Superstores, Inc.
CarMax Texas General Partner, LLC	CarMax Auto Superstores West Coast, Inc.
CarMax Auto Superstores California, LLC	CarMax Auto Superstores West Coast, Inc.
CarMax Auto Superstores Texas, LP	Owned 99% by CarMax Auto Superstores, Inc. and 1% by CarMax Texas General Partner, LLC
CarMax Business Services, LLC	Owned 93.5% by CarMax Auto Superstores West Coast, Inc., and 6.5% by CarMax Auto Superstores, Inc.
CarMax Properties, LLC	CarMax Business Services, LLC
CarMax Auto Superstores Services, Inc.	CarMax Business Services, LLC
CarMax Auto Funding, LLC	CarMax Business Services, LLC
CarMax Funding II, LLC	CarMax Business Services, LLC

Part (b).                      Other Equity Investments.

None

Schedule 5.13

SCHEDULE 6.14

LOCATION OF VEHICLES

Vehicle Locations
2696 John Hawkins Parkway Hoover, AL 35244
6100 Manchester Blvd. Buena Park, CA 90621
1131 Central Avenue Duarte, CA 91010
8611 La Cienega Blvd. Inglewood, CA 90301
9501 Research Dr. Irvine, CA 92618
4100 E. Inland Empire Blvd. Ontario, CA 91764
1450 Eureka Road Roseville, CA 95661
2000 Highridge Road Boynton Beach, FL 33426
5751 Eagle Vail Drive Orlando, FL 32882
901 Towne Center Blvd. Sanford, FL 32771
11335 Atlantic Blvd. Jacksonville, FL 32225
1700 NW 36th Street Pompano Beach, FL 33064
2550 Roosevelt Blvd. Clearwater, FL 33760
7420 State Road 84 Davie, FL 33317
1300 NW 98th Court Miami, FL 33172
6375 South Semoran Boulevard Orlando, FL 32822
14920 North Nebraska Avenue Tampa, FL 33613
1977 Thornton Road Lithia Springs, GA 30122
1215 Ernest Barrett Parkway Kennesaw, GA 30144
1975 Beaver Ruin Road Norcross, GA 30071
3100 Mount Zion Parkway Stockbridge, GA 30281
2000 W. Frontage Road Glencoe, IL 60022

Schedule 6.14

101 North Wolf Road Hillside, IL 60162
3320 Odyssey Court Naperville, IL 60566
6540 West 95th Street Oak Lawn, IL 60453
250 East Golf Road Schaumburg, IL 60173
18800 South Oak Park Avenue Tinley Park, IL 60477
9750 North Gray Road Indianapolis, IN 46280
1370 East 79th Place Merrillville, IN 46410
6801 E. Frontage Road Merriam, KS 66204
9550 Bluegrass Pkwy Louisville, KY 40299
8800 Freestate Drive Laurel, MD 20723
8801 Freestate Drive Laurel, MD 20723
8700 Freestate Drive Laurel, MD 20723
15931 Frederick Road Rockville, MD 20855
10201 Philadelphia Road White Marsh, MD 21162
19010 E. Valley View Pkwy Independence, MO 64005
7700 Krefeld Drive Charlotte, NC 28227
3412 West Wendover Avenue Greensboro, NC 27407
10510 Cadillac Street Pineville, NC 28134
8520 Glenwood Avenue Raleigh, NC 27612
1580 Hanes Mall Blvd. Winston-Salem, NC 27103
521 North McPherson Church Rd. Fayetteville, NC 28303
5500 Alameda Blvd. NE Albuquerque, NM 87113
1000 W Warm Springs Rd. Henderson, NV 89014
6755 West Sahara Ave. Las Vegas, NV 89146
2800 Laurens Road Greenville, SC 29607
555 Jamil Road Columbia, SC 29210

Schedule 6.14

11225 Parkside Drive Knoxville, TN 37922
2501 Powell Avenue Nashville, TN 37204
7771 Highway #64 Memphis, TN 38133
13300 North I-35 Service Road Southbound Austin, TX 78753
8400 Anderson Boulevard Ft. Worth, TX 76120
12715 LBJ Freeway Garland, TX 75041
13100 Gulf Freeway Houston, TX 77034
19500 Northwest Freeway Houston, TX 77065
6909 Southwest Freeway Houston, TX 77074
16110 North Freeway Houston, TX 77090
3100 Spur 482 Irving, TX 75062
4448 West Plano Parkway Plano, TX 75093
3611 Fountainhead Drive San Antonio, TX 78229
11213 South Jordan Gateway Salt Lake City, UT 84095
11090 West Broad Street Glen Allen, VA 23060
45210 Towlern Place Sterling, VA 20166
901 Murray Olds Drive Midlothian, VA 23114
8200 120th Avenue Kenosha, WI 53142

Schedule 6.14

SCHEDULE 7.01

EXISTING LIENS

The following UCC 1 Financing Statements:

1.	Filing No. 03020373326 filed in Virginia on February 3, 2003 by DaimlerChrysler Services North America LLC against CarMax Auto Superstores, Inc.
2.	Filing No. 03031271688 filed in Virginia on March 12, 2003 by DaimlerChrysler Services North America LLC against CarMax Auto Superstores, Inc.
3.	Filing No. 03091171145 filed in Virginia on September 11, 2003 by U.S. COMMERCE EQUIPMENT FINANCE, L.L.C. against CarMax Auto Superstores, Inc.
4.	Filing No. 03122976137 filed in Virginia on December 29, 2003 by U.S. COMMERCE EQUIPMENT FINANCE, L.L.C. against CarMax Auto Superstores, Inc.
5.	Filing No. 04051170933 filed in Virginia on May 11, 2004 by U.S. COMMERCE EQUIPMENT FINANCE, L.L.C. against CarMax Auto Superstores, Inc.
6.	Filing No. 04071670898 filed in Virginia on July 16, 2004 by U.S. COMMERCE EQUIPMENT FINANCE, L.L.C. against CarMax Auto Superstores, Inc.
7.	Filing No. 02070171908 filed in Virginia on February 3, 2003 by DaimlerChrysler Services North America, L.L.C. against CarMax Auto Mall, LLC.

Schedule 7.01

SCHEDULE 7.02

INVESTMENTS

None

Schedule 7.02

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

COMPANY, REVOLVING BORROWER
and DESIGNATED BORROWERS:

CarMax Auto Superstores, Inc.
4900 Cox Road
Glen Allen, Virginia 23060
Attention: Thomas W. Reedy, Vice President and Treasurer
Telephone: (804) 935-4586
Telecopier: (804) 935-4573
Electronic Mail: Tom_Reedy@carmax.com
Website Address:  www.carmax.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Primary Contact:
Duane Lathan
Credit Services Representative
Bank of America, N.A.
Mail Code: NC1-001-15-04
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Phone: 704-388-9102
Fax: 704-409-0111
Email: duane.lathan@bankofamerica.com

Secondary Contact:
Lewis Walker
Credit Services Representative
Bank of America, N.A.
Phone: 704-386-9068
Fax: 704-409-0019
Email: lewis.walker@bankofamerica.com

Schedule 10.02

Wire Instructions:
Bank of America, N.A.
New York, NY
ABA# 026-009-593
Account No.:  136-621-225-0600
Attn: Credit Services
Ref:  CarMax

Other Notices as Administrative Agent:
(financial reporting requirements, bank group communications)

Primary Contact:
Anne Zeschke
Assistant Vice President
Bank of America, N.A.
Mail Code: IL1-231-08-30
231 South LaSalle Street
Chicago, Illinois  60697
Telephone:  312-828-4900
Fax:   877-206-1771
Email: anne.m.zeschke@bankofamerica.com

Secondary Contact:
Kristine Thennes
Vice President
Bank of America, N.A.
Telephone:  312-828-1657
Fax:    877-206-8412
Email:  Kristine.thennes@bankofamerica.com

L/C ISSUER:

Primary Contact:
Al Malave
Trade Finance
Bank of America, N.A.
MC: PA6-580-02-30
1 Fleet Way
Scranton, PA  18507
Telephone: 570-330-4212
Fax: 570-330-4186
Email: alfonso.malave@bankofamerica.com

Schedule 10.02

Secondary Contact:
Michael Evans
Trade Finance
Bank of America, N.A.
MC: PA6-580-02-30
1 Fleet Way
Scranton, PA  18507
Telephone: 570-330-4244
Email: michael.e.evans@bankofamerica.com

SWING LINE LENDER:

Duane Lathan
Credit Services Representative
Bank of America, N.A.
Mail Code: NC1-001-15-04
One Independence Center
101 N. Tryon St.
Charlotte, NC 28255-0001
Phone: 704-388-9102
Fax: 704-409-0111
Email: duane.lathan@bankofamerica.com

NEW VEHICLE SWING LINE LENDER:

Bank of America, N.A.
Bank of America Floorplan Operations
Mail Code: NC4-105-03-43
4161 Piedmont Parkway
Greensboro, NC 27410
Telephone: (800) 375-6262 Option #2
Telecopier: (800) 833-1221

Schedule 10.02

SCHEDULE 10.06

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-
Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

Schedule 10.06

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), CarMax, Inc., a Virginia corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

The Revolving Borrower hereby requests (select one):

☐  A Borrowing of Committed Loans                                                                ☐  A conversion of Loans

1.	On _________________________ (a Business Day).

2.	In the amount of _______________.

3.	Comprised of ______________________________.
[Type of Committed Loan requested]

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

CARMAX AUTO SUPERSTORES, INC.

By:

Name:

Title:

A-1
Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, _____

To:          Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 24, 2005  (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), CarMax, Inc., a Virginia corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

The Revolving Borrower hereby requests (select one):

  A Borrowing of a Swing Line Loan                                                                             A conversion of Loans

1.           On _________________________ (a Business Day).

2.           In the amount of $_______________.

3.           Comprised of ____________ [Type of Swing Line Loan requested].

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

CARMAX AUTO SUPERSTORES, INC.

By:

Name:

Title:

B-1
Form of Swing Line Loan Notice

EXHIBIT C

FORM OF NEW VEHICLE SWING LINE LOAN NOTICE

STRAIGHT LINE TRANSACTION REQUEST

Date:  ___________, _____

To: Bank of America, N.A., as New Vehicle Swing Line Lender

Bank of America Auto Group Dealer #	Line 07
Floor Plan Operations	Class 007
FAX: (800) 833-1221	Serial #

Dealership Name: [______________________]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), CarMax, Inc., a Virginia corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

The Revolving Borrower hereby requests (select 1 or 2):

1. PAYMENT TRANSACTION

Pay funds into the STRAIGHTLINE account in the amount of $__________________ from Designated CHECKING Account on FITS.

2. ADVANCE TRANSACTION

Advance funds from the STRAIGHT LINE account in the amount of $ _____________ and credit Designated CHECKING account on FITS.

3. On _________________________ (a Business Day).

4. Comprised of ______________________________. [Type of New Vehicle Swing Line Loan requested: Eurodollar Rate Loan or Base Rate Loan]

C-1
Form of New Vehicle Swing Line Loan Notice

The New Vehicle Swing Line Borrowing requested herein complies with the provisos to the first sentence of Section 2.05(a) of the Agreement.

CARMAX AUTO SUPERSTORES, INC.

By:

Name:

Title:

C-2
Form of New Vehicle Swing Line Loan Notice

EXHIBIT D

FORM OF NOTE

August 24, 2005

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and, collectively, the “Borrowers”) hereby promises, jointly and severally, to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to CarMax Auto Superstores, Inc. (the “Revolving Borrower”) or any Designated Borrower under that certain Credit Agreement, dated as of August 24, 2005  (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Revolving Borrower, CarMax, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

Each Borrower promises, jointly and severally, to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans and in Section 2.05(h) of the Agreement with respect to New Vehicle Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself and for its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[CARMAX AUTO SUPERSTORES, INC.]

By:

Name:

Title:

[EACH DESIGNATED BORROWER]

By:

Name:

Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

Form of Note

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  _______________, _____

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), CarMax, Inc., a Virginia corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the _____________________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3.           A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of (i) the Company, the Revolving Borrower and each other Borrower contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

6.           Schedule 3 sets forth the Borrowers’ dealer locations as required pursuant to Section 6.14 of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ________

CARMAX, INC.

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.09 (a) – Consolidated Current Ratio.

A.	Consolidated Current Assets at Statement Date:	$

B.	Consolidated current liabilities at Statement Date:

C.	Total Outstandings (under the Agreement) at Statement Date (without duplication of Line I.B.):	$

D.	Consolidated Current Liabilities (Line I.B. + Line I.C.):	$

E.	Consolidated Current Ratio (Line I.A. ÷ Line I.D.):	to 1.00

F.	Total Outstandings at Statement Date (Line I.C.):	$

G.	Net Book Value of Eligible Vehicle Inventory at
Statement Date:	$

H.	Utilization Percentage (Line I.F. ÷ Line I.G.):	%

Minimum permitted (Utilization Percentage < 65%):	1.20 to 1.00

Minimum permitted (Utilization Percentage > 65%):	1.50 to 1.00

II.	Section 7.09 (b) – Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio.

A.	Consolidated Total Liabilities at Statement Date:

1. Consolidated current liabilities at Statement Date:	$

2. Consolidated long-term liabilities at Statement Date:	$

3. Consolidated contingent liabilities (without duplication of Line II.A.1 or 2) at Statement Date:	$

4. Synthetic Lease Obligations (without duplication of Line II.A.1 or 2) at Statement Date:	$

5. Other Off-Balance Sheet Liabilities (without duplication of Line II.A.1 or 2) at Statement Date:	$

6. Consolidated Total Liabilities (Line II.A.1 + 2 + 3 + 4 + 5):	$

B.	Consolidated Tangible Net Worth at Statement Date:

1. Shareholders’ Equity at Statement Date:	$

2. Intangible Assets at Statement Date:	$

3. Consolidated Tangible Net Worth (Line II.B.1 – 2):	$

Form of Compliance Certificate

C.	Consolidated Total Liabilities to Tangible Net Worth (Line II.A.6 ÷ Line II.B.3):	to 1.00

Maximum permitted:	1.30 to 1.00

III.	Section 7.09 (c) – Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDAR for four consecutive fiscal quarters ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period:	$

2.	Consolidated Interest Charges for Subject Period:	$

3.	Provision for income taxes payable for Subject Period:	$

4.	Depreciation expenses for Subject Period:	$

5.	Amortization expenses for Subject Period:	$

6.	Other non-recurring non-cash expenses reducing Consolidated Net Income for Subject Period:	$

7.	Income tax credits for Subject Period:	$

8.	Non-cash items increasing Consolidated Net Income for Subject Period:	$

9.	Consolidated EBITDA (Lines III.A.1 + 2 + 3 + 4 + 5 + 6 –7 – 8):	$

10.	Consolidated Rental Obligations for Subject Period:	$

11.	Consolidated EBITDAR (Lines III.A.9 + 10):	$

B.	Consolidated Fixed Charges for Subject Period:	$

1.	Consolidated Interest Charges for Subject Period (Line III.A.2 above):	$

2.	Consolidated Rental Obligations for Subject Period (Line III.A.10 above):	$

3.	Income taxes paid in cash for Subject Period:	$

4.	Restricted Payments for Subject Period:	$

5.
Consolidated Scheduled Principal Payments for Subject Period (excluding any scheduled payments of principal that were (i) paid during the Subject Period with the proceeds of replacement Indebtedness or (ii) deferred to a later period by an appropriate written amendment, but including

Form of Compliance Certificate

payments of principal that were deferred to the Subject Period):	$

6.	Consolidated Fixed Charges for Subject Period (Line III.B.1 + 2 + 3 + 4 + 5):	$

C.	Consolidated Fixed Charge Coverage Ratio (Line III.A.11 ÷ Line III.B.6):	to 1.00

Minimum required:	1.25 to 1.00

IV.	Section 7.09 (d) – Consolidated Tangible Net Worth.

A.	Actual Consolidated Tangible Net Worth at Statement Date (Line II.B.3):	$

B.	50% of Consolidated Net Income for each full fiscal quarter ending after February 28, 2005 (no reduction for losses):	$

C.	100% of increases in Shareholders’ Equity after February 28, 2005 from issuance and sale of Equity Interests (including from conversion of debt securities):	$

D.	Minimum required Consolidated Tangible Net Worth (Lines IV.B + IV.C plus $700,000,000):	$

E.	Excess (deficit) for covenant compliance (Line IV.A – IV.D):	$

Form of Compliance Certificate

SCHEDULE 3

Closed Dealer Locations

[List]

New Dealer Locations

[List]

Form of Compliance Certificate

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CarMax Auto Superstores, Inc., a Virginia corporation, as Revolving Borrower, CarMax, Inc., a Virginia corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that at the close of business on [____________] (the “Calculation Date”) the Borrowing Base2 was $__________, computed as set forth on the schedule attached hereto.

CARMAX, INC.

By:                   (Seal)

Its:

Date:

2 See definition of Borrowing Base and Eligible Vehicle Inventory – the Borrowing Base does not include Vehicles subject to any Lien, unless specifically consented by the Administrative Agent in its discretion.

F-1
Form of Borrowing Base Certificate

EXHIBIT G

FORM OF BORROWING BASE SCHEDULE

Borrowing Base
[INSERT DATE]

Location Number	Location name	New	Used	Wholesale	Total
[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]

Totals

NOTICE OF CONFIDENTIALITY
This report may contain confidential information.
Duplication is strictly prohibited.

G-1
Form of Borrowing Base Schedule

EXHIBIT H

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit, the Swing Line Loans and the New Vehicle Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]3]

3.	Borrower(s):	______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

3  Select as applicable.

Form of Assignment and Assumption

5.	Credit Agreement:
Credit Agreement, dated as of August 24, 2005, among CarMax Auto Superstores, Inc., as Revolving Borrower, CarMax, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender.

6.	Assigned Interest:

Facility Assigned 4	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment5	CUSIP Number
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%

[7.	Trade Date:	__________________] 6

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
       Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
       Title:

4  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, etc.).

*  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

5  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

6  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent[, Swing Line Lender,
  New Vehicle Swing Line Lender and L/C Issuer]

By: _________________________________
      Title:

[Consented to:]

CARMAX, INC.

By: _________________________________
      Title:

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but

Form of Assignment and Assumption

excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT I

FORM OF COMPANY GUARANTY AGREEMENT

See attached.

Form of Company Guaranty Agreement

COMPANY GUARANTY AGREEMENT

THIS COMPANY GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of August 24, 2005, is made by CARMAX, INC., a Virginia corporation (the “Guarantor”), to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) now or hereafter party to the Credit Agreement defined below (collectively with the Administrative Agent and the L/C Issuer, the “Secured Parties”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Secured Parties have agreed to provide to CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), and certain other Subsidiaries of the Guarantor (collectively the “Borrowers” and each individually a “Borrower”) a revolving credit facility with letter of credit, swing line and new vehicle swing line sublimits pursuant to the terms of that certain Credit Agreement dated as of even date herewith, among the Revolving Borrower, the Company, the other Borrowers, the Administrative Agent, the L/C Issuer and the Lenders (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (the Borrowers other than the Revolving Borrower being referred to collectively as the “Designated Borrowers”); and

WHEREAS, the Guarantor will materially benefit from the Loans made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

WHEREAS, the Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties is the execution and delivery of this Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantor enters into this Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.           Guaranty.  The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means:  (a) each Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from

Form of Company Guaranty Agreement

such Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable fees, charges and disbursements of counsel (“Attorney Costs”)); and (b) each Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Borrower under the Credit Agreement, the Notes and all other Loan Documents.  The Guarantor’s obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantor’s Obligations”.

The Guarantor agrees that it is directly and primarily liable for the Guaranteed Liabilities.

The Guarantor’s Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Security Agreement and each Joinder Agreement.

2.           Payment.  If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and Attorney Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of an Event of Default, then the Guarantor will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing.

3.           Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantor’s Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a)           any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantor’s Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)           any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)           any acceleration of the maturity of any of the Guaranteed Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)           any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed

Form of Company Guaranty Agreement

Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)           any dissolution of any Borrower or the Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower or the Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower or the Guarantor or any other party to a Related Agreement;

(f)           any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)           the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation obligations arising under any other Guaranty now or hereafter in effect);

(h)           any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; or

(i)           any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantor’s Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor’s Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

4.           Currency and Funds of Payment.  All Guarantor’s Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the Guaranteed Liabilities.

5.           Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any

Form of Company Guaranty Agreement

collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantor’s Obligations shall immediately be and become due and payable.

6.           Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, the Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to the Guarantor (i) of each Borrower, to the payment in full of the Guaranteed Liabilities and (ii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantor’s Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by the Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of the Guarantor.

7.           Suits.  The Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantor’s Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against the Guarantor.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against the Guarantor, whether or not suit has been commenced against any Borrower, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.           Set-Off and Waiver.  The Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor.  The Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping and other than the Collection Account) for the account or benefit of the Guarantor, including any balance of any deposit account or of any credit of the Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party upon the occurrence and during the continuance of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Secured Parties then due and in such

Form of Company Guaranty Agreement

amounts as provided for in the Credit Agreement or otherwise as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.
9.           Waiver of Notice; Subrogation.

(a)           The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from its Guarantor’s Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)           The Guarantor hereby agrees that payment or performance by the Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, the Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)           The Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Loan Party, of any state

Form of Company Guaranty Agreement

or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the United States Bankruptcy Code, in the event of a subsequent case involving any other Loan Party.  If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor’s Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantor’s Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.  For purposes of this Guaranty Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) each Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; and (c) the Guarantor, each Borrower and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective obligations and liabilities arising under the Loan Documents, including with respect to such Borrower and the Obligations (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Guarantor, any Borrower or any Loan Party that may be owing to the Administrative Agent, the L/C Issuer, any Lender, or any of their respective Related Parties pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

10.           Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof.  Any claim or claims that the Secured Parties may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to the Guarantor in accordance with Section 23 hereof.

11.           Representations and Warranties.  The Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement, and to perform its obligations under this Guaranty

Form of Company Guaranty Agreement

Agreement, that this Guaranty Agreement has been duly executed and delivered on behalf of the Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that the Guarantor’s execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Organizational Documents, any agreement or instrument to which the Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12.           Expenses.  The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.           Reinstatement.  The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.           Attorney-in-Fact.  To the extent permitted by law, the Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as the Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.           Reliance.  The Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:  (a) the Guarantor has adequate means to obtain on a continuing basis (i) from each Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) the Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) the Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) the Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of each Borrower, each Borrower’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or

Form of Company Guaranty Agreement

Affiliates, for any information whatsoever concerning any Borrower or any Borrower’s financial condition and affairs or any other matters material to the Guarantor’s decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  The Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning any Borrower or any Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if the Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, the Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.           Rules of Interpretation.  The rules of interpretation contained in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.           Entire Agreement.  This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 21 hereof, neither this Guaranty Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.           Binding Agreement; Assignment.  This Guaranty Agreement and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that the Guarantor shall not be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender or the L/C Issuer may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender or the L/C Issuer herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.           Severability.  The provisions of this Guaranty Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or

Form of Company Guaranty Agreement

unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20.           Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.02(b) of the Credit Agreement shall be applicable to this Guaranty Agreement.

21.           Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and all of the Guarantor’s Obligations hereunder (excluding those Guarantor’s Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

22.           Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23.           Notices.  Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantor, at the address of the Guarantor indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.           Governing Law; Venue; Waiver of Jury Trial.

(a)           THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)           THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE

Form of Company Guaranty Agreement

SOUTHERN DISTRICT OF NEW YORK AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT, THE GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23 HEREOF.  NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d)           NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE GUARANTOR, OR ANY BORROWER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ANY OF THE GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH COURT.

(e)           IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

Form of Company Guaranty Agreement

(f)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION THE GUARANTOR HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

Form of Company Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTOR:

CARMAX, INC.

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

Form of Company Guaranty Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

Form of Company Guaranty Agreement

EXHIBIT J

FORM OF SUBSIDIARY GUARANTY AGREEMENT

See attached.

J-I
Form of Subsidiary Guaranty Agreement

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of August 24, 2005, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) now or hereafter party to the Credit Agreement defined below (collectively with the Administrative Agent and the L/C Issuer the “Secured Parties”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Secured Parties have agreed to provide to CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), and certain Subsidiaries of CarMax, Inc., a Virginia corporation (the “Company”), (such Subsidiaries, together with the Revolving Borrower, collectively the “Borrowers” and each individually a “Borrower”) a revolving credit facility with letter of credit, swing line and new vehicle swing line sublimits pursuant to the terms of that certain Credit Agreement dated as of even date herewith, among the Borrowers, the Company, the Administrative Agent, the L/C Issuer and the Lenders (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Company and will materially benefit from the Loans made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties is the execution and delivery of this Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Form of Subsidiary Guaranty Agreement

1.           Guaranty.  Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means:  (a) each Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from such Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable fees, charges and disbursements of counsel (“Attorney Costs”)); and (b) each Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Borrower under the Credit Agreement, the Notes and all other Loan Documents.  The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”.  Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

The Guarantors’ Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Security Agreement and each Joinder Agreement.

2.           Payment.  If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and Attorney Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of an Event of Default, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing.

3.           Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a)           any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’

Form of Subsidiary Guaranty Agreement

Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)           any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)           any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)           any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations of any other Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)           any dissolution of any Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower or any Guarantor or any other party to a Related Agreement;

(f)           any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)           the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty now or hereafter in effect);

(h)           any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)           any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any

Form of Subsidiary Guaranty Agreement

right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

4.           Currency and Funds of Payment.  All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the Guaranteed Liabilities.

5.           Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6.           Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of each Borrower, to the payment in full of the Guaranteed Liabilities, (ii) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7.           Suits.  Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against any Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take

Form of Subsidiary Guaranty Agreement

any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.           Set-Off and Waiver.  Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against any Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.  Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping and other than the Collection Account) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party upon the occurrence and during the continuance of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantors’ Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.           Waiver of Notice; Subrogation.

(a)           Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)           Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by

Form of Subsidiary Guaranty Agreement

the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower, any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)           Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the United States Bankruptcy Code, in the event of a subsequent case involving any other Loan Party.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.  For purposes of this Guaranty Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) each Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements

Form of Subsidiary Guaranty Agreement

with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; and (c) each Borrower and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective obligations and liabilities arising under the Loan Documents, including with respect to such Borrower and the Obligations (except for future obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any Loan Party that may be owing to the Administrative Agent, the L/C Issuer, any Lender, or any of their respective Related Parties pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

10.           Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof.  Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 23 hereof.

11.           Representations and Warranties.  Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12.           Expenses.  Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.           Reinstatement.  Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

Form of Subsidiary Guaranty Agreement

14.           Attorney-in-Fact.  To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.           Reliance.  Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:  (a) such Guarantor has adequate means to obtain on a continuing basis (i) from each Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of each Borrower, each Borrower’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning any Borrower or any Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning any Borrower or any Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.           Rules of Interpretation.  The rules of interpretation contained in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

Form of Subsidiary Guaranty Agreement

17.           Entire Agreement.  This Guaranty Agreement and each Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 21 hereof, neither this Guaranty Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.           Binding Agreement; Assignment.  This Guaranty Agreement, each Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Joinder Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender or the L/C Issuer may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender or the L/C Issuer herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.           Severability.  The provisions of this Guaranty Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20.           Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.02(b) of the Credit Agreement shall be applicable to this Guaranty Agreement.

21.           Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

Form of Subsidiary Guaranty Agreement

22.           Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23.           Notices.  Any notice required or permitted hereunder or under any Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Company indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.           Joinder.  Each Person who shall at any time execute and deliver to the Administrative Agent a Joinder Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

25.           Governing Law; Venue; Waiver of Jury Trial.

(a)           THIS GUARANTY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)           EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT OR A JOINDER AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE

Form of Subsidiary Guaranty Agreement

NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23 HEREOF.  NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d)           NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY BORROWER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH COURT.

(e)           IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION ANY GUARANTOR HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature page follows.]

Form of Subsidiary Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

CARMAX OF LAUREL, LLC
By:
Name:
Title:

CARMAX AUTO MALL, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES CALIFORNIA, LLC
By:
Name:
Title:

CARMAX BUSINESS SERVICES, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES WEST COAST, INC.
By:
Name:
Title:

Form of Subsidiary Guaranty Agreement

CARMAX TEXAS GENERAL PARTNER, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES TEXAS, LP
By:
Name:
Title:

CARMAX PROPERTIES, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES SERVICES, INC.
By:
Name:
Title:

Form of Subsidiary Guaranty Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Subsidiary Guaranty Agreement

EXHIBIT K

FORM OF JOINDER AGREEMENT

See attached.

Form of Joinder Agreement

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of _____________, 20__ is made by _______________________________, a ________________ (the “Joining Subsidiary”), and delivered to BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of _________ __, 2005, by and among CarMax Auto Superstores, Inc., a Virginia corporation (the “Revolving Borrower”), CarMax, Inc., a Virginia corporation (“CarMax”), certain Subsidiaries of CarMax (together with the Revolving Borrower, and collectively with any other Person that becomes a Borrower (as defined in the Credit Agreement) from time to time pursuant to Section 6.12 of the Credit Agreement, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and the L/C Issuer.  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Revolving Borrower, certain other Subsidiaries of CarMax and the Administrative Agent have entered into a Subsidiary Guaranty Agreement dated as of _________ __, 2005 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Subsidiary Guaranty Agreement”);

WHEREAS, CarMax, the Revolving Borrower, certain other Subsidiaries of CarMax and the Administrative Agent have entered into a Security Agreement dated as of even date herewith (as amended, revised, modified, supplemented or amended and restated from time to time, the “Security Agreement”);

WHEREAS, the Joining Subsidiary [does] [does not] engage in the business of selling new motor vehicles;

[WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Designated Borrower” under the Credit Agreement and be joined as a party to the Credit Agreement as a Designated Borrower (as defined in the Credit Agreement);]7

WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Guarantor” under the Subsidiary Guaranty Agreement and be joined as a party to the Subsidiary Guaranty Agreement as a Guarantor (as defined in the Subsidiary Guaranty Agreement);

WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Grantor” under the Security Agreement and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement); and

7 Insert this provision if the Joining Subsidiary does engage in the business of selling new motor vehicles.

Form of Joinder Agreement

WHEREAS, the Joining Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrowers by the Lenders and the L/C Issuer under the Credit Agreement;

NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Subsidiary Guaranty Agreement and the Security Agreement):

[1].           Credit Agreement

a.           Joinder.  The Joining Subsidiary hereby agrees that, by its execution of this Joinder Agreement, the Joining Subsidiary hereby becomes a party to the Credit Agreement and the Notes, and is and shall be for all purposes a “Borrower” under the Loan Documents and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all the terms, conditions, obligations, liabilities and undertakings of, and joins in each grant, pledge and assignment of any interest by, a Borrower as if it had manually executed the Credit Agreement, the Notes, and each other applicable Loan Document.  The Joining Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, the Notes, and each other applicable Loan Document.

b.           Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Borrower contained in the Credit Agreement.

c.           Obligations.  Without limiting the generality of the terms of Sections l(a) and (b) above or the terms of the Credit Agreement, the Joining Subsidiary hereby jointly and severally, together with the other Borrowers, promises to each Lender, the L/C Issuer and the Administrative Agent, the prompt payment and performance of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by accelerations, or otherwise) strictly in accordance with the terms thereof.

d.           Assignment.  Without limiting the generality of the terms of Sections l(a) and (b) above or the terms of Article II of the Credit Agreement, the Joining Subsidiary hereby irrevocably designates, appoints, authorizes and directs the Revolving Borrower (including each Responsible Officer of the Revolving Borrower) to act on behalf of the Joining Subsidiary for the purposes set forth in said Article II or any other provisions of the Credit Agreement or any other Loan Document, including without limitation the purpose of giving Requests for Credit Extensions and otherwise giving and receiving such notices and notifications and taking all such other actions contemplated by Article II or any other provision of the Credit Agreement or any other Loan Document.]8

8 Insert this provision if the Joining Subsidiary does engage in the business of selling new motor vehicles.

Form of Joinder Agreement

[2].           Subsidiary Guaranty Agreement.

a.           Joinder.  The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a “Guarantor” and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which any Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Subsidiary Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Subsidiary Guaranty Agreement.

b.           Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Guarantor contained in the Subsidiary Guaranty Agreement.

[3].           Security Agreement.

a.           Joinder.  The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a “Grantor” and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which any Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Subsidiary were a signatory to the Security Agreement.

b.           Grant of Security Interest.  Without limiting the generality of the terms of Section 3(a) above, the Joining Subsidiary hereby grants as collateral security for the payment, performance and satisfaction of all of its Obligations (including all of its Guarantor’s Obligations (as defined in the Subsidiary Guaranty Agreement)) and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under the Security Agreement or any of the Loan Documents to which it is now or hereafter becomes a party (collectively, the “Joining Subsidiary’s Secured Obligations”), to the Administrative Agent for the benefit of the Secured Parties, all of the Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter acquired or arising and wherever located.

c.           Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Grantor contained in the Security Agreement.

Form of Joinder Agreement

d.           Supplemental Schedules.  Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement.  The Joining Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to the Joining Subsidiary and its properties and affairs is true, complete and accurate as of the date hereof.

[4].           Miscellaneous.

a.           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

b.           Severability.  Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement.  This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Administrative Agent and the Lenders and the Joining Subsidiary with respect to the matters referred to herein and therein.

c.           Successors and Assigns.  This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent and the Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder.  The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement.

d.           Counterparts.  This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.  This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid.  Without limiting the foregoing provisions of this Section 4(d), the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Joinder Agreement.

Form of Joinder Agreement

e.           Section Titles.  The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

f.           Delivery.  The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to [the Credit Agreement,]9 the Security Agreement and the Subsidiary Guaranty Agreement as herein provided.

g.           Governing Law; Venue; Waiver of Jury Trial.  The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature pages follow.]

9 Insert this provision if the Joining Subsidiary does engage in the business of selling new motor vehicles.

Form of Joinder Agreement

IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY:

By:
Name:
Title:

Form of Joinder Agreement

EXHIBIT L

FORM OF DESIGNATED BORROWER NOTICE

Date:  ___________, _____

To:           CarMax, Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of August 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CarMax Auto Superstores, Inc., a Virginia corporation, as Revolving Borrower, CarMax, Inc., a Virginia corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive New Vehicle Swing Line Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Title:

L-1
Form of Designated Borrower Notice

EXHIBIT M

OPINION MATTERS

See attached.

[Exhibit M was not attached to executed Credit Agreement]

M-1
Opinion Matters

EXHIBIT N

FORM OF SECURITY AGREEMENT

See attached.

Form of Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of August 24, 2005 by CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the “Revolving Borrower” and a “Grantor”), CARMAX, INC., a Virginia corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (each a “Grantor” and collectively with the Company and the Revolving Borrower, the “Grantors”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”) for each of the Lenders now or hereafter party to the Credit Agreement defined below (collectively with the Administrative Agent and the L/C Issuer, the “Secured Parties”).  All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Secured Parties have agreed to provide to the Revolving Borrower and certain Subsidiaries of the Company (the “Designated Borrowers” and collectively with the Revolving Borrower, the “Borrowers” and each individually a “Borrower”) a certain revolving credit facility including specific sublimits for standby letters of credit, swing line loans and new vehicle swing line loans pursuant to the Credit Agreement dated as of even date herewith among the Borrowers, the Company, the Administrative Agent, the L/C Issuer and the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each Grantor will materially benefit from the Loans to be made, and the Letters of Credit to be issued, under the Credit Agreement, and each Grantor (other than the Revolving Borrower) is a party (as signatory or by joinder) to either the Company Guaranty Agreement or the Subsidiary Guaranty Agreement (each a “Guaranty”) pursuant to which such Grantor (in such capacity, a “Guarantor”) guarantees the Obligations of each Borrower;

WHEREAS, as collateral security for payment and performance of the Obligations and as collateral security for payment and performance by each Guarantor of its Guarantor’s Obligations (as defined in the Guaranty to which such Guarantor is a party), and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party, each Grantor is willing to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Grantors enter into this Security Agreement;

Form of Security Agreement

NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.           Certain Definitions.  Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings.  The term “Qualifying Control Agreement” shall have the meaning set forth on Schedule 1 hereto.

2.           Grant of Security Interest.  Each Grantor hereby grants as collateral security for the payment and performance of all of its Obligations (including all of its Guarantor’s Obligations (as defined in its Guaranty)) and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the Loan Documents to which it is now or hereafter becomes a party (such obligations and liabilities of such Grantor and the other Grantors referred to collectively as the “Secured Obligations”), to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(a) All new and used vehicle inventory (including all inventory consisting of new or used automobiles or trucks with a gross vehicle weight of less than 16,000 pounds) in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Vehicle Inventory”);

(b) To the extent arising out of the sale, lease or other disposition of Vehicle Inventory:

(i) all accounts, including accounts receivable, and all contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, other than Chattel Paper, Instruments and General Intangibles (collectively referred to hereinafter as “Accounts”);

(ii) all chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(iii) all instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”); and

Form of Security Agreement

(iv) all general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell Vehicle Inventory, and to enforce all rights thereunder, all causes of action, corporate or business records, computer programs and software, all payment intangibles, all claims under guaranties, all rights and claims against carriers and shippers, all claims under insurance policies, all rights to indemnification and all other intangible personal property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(c) Any right of such Grantor in (i) contracts in transit relating to any Vehicle Inventory (including any Vehicle Inventory that has been sold, leased or otherwise disposed of by such Grantor), (ii) any written or oral agreement of any finance company or other Person to provide financing for, or to pay all or any portion of the purchase price of any Vehicle Inventory (including any Vehicle Inventory that has been sold, leased or otherwise disposed of by such Grantor) or (iii) any amount to be received under such contracts or agreements (collectively referred to hereinafter as “Contracts In Transit”);

(d) All documents relating to any of the foregoing, including warehouse receipts, bills of lading or other documents of title (collectively referred to hereinafter as “Documents”);

(e) All manufacturer statements of origin, certificates of origin, and certificates of title or ownership relating to any Vehicle Inventory (collectively referred to hereinafter as “Title Documents”);

(f) All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(g) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

provided, however, that the property in which a security interest is granted or which is collaterally assigned pursuant to this Section 2 shall not include or continue into retail installment contracts and Related Property transferred by any Grantor in connection with a Permitted Sale Facility (collectively the “Excluded Property”) but shall include and continue into the proceeds of any such transfer (other than any such proceeds held temporarily by a Subsidiary which arise in connection with a contemporaneous transfer of such Excluded Property from one Permitted Sale Facility to another Permitted Sale Facility).

All of the property and interests in property described in subsections (a) through (g) (other than the property and interests in property excluded by the foregoing proviso) are herein collectively referred to as the “Collateral”.

Form of Security Agreement

3.           Perfection.  As of the date of execution of this Security Agreement or a Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)           furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b)           to the extent requested by the Administrative Agent, furnished the Administrative Agent with evidence of the placement of a restrictive legend on tangible Chattel Paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c)           to the extent requested by the Administrative Agent, delivered to the Administrative Agent or, if the Administrative Agent shall specifically consent in each instance, an agent or bailee of the Administrative Agent who has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments and Documents, duly executed endorsements affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”).  All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”.

Form of Security Agreement

The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the reasonable determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4.           Maintenance of Security Interest; Further Assurances.

(a)           Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.  Each Grantor hereby irrevocably acknowledges the Administrative Agent’s authority to file Perfection Documents prior to such Grantor’s Applicable Date and hereby irrevocably ratifies all such filings.

(b)           With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens.  All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

Form of Security Agreement

(c)           Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

(d)           Each Grantor agrees that, in the event any Collateral constituting proceeds (other than goods or proceeds on deposit in the Collection Account) shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

5.           Receipt of Payment.  In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any Collateral consisting of items of payment, including without limitation monies, checks, notes, drafts or any other items of payment, such Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and such Grantor shall, forthwith at the request of the Administrative Agent, cause such items of payment to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.           Preservation and Protection of Collateral.

(a)           The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, except that the Administrative Agent shall exercise reasonable care in the custody and preservation of any Collateral in its possession or control (it being understood that following reasonable banking practices shall be deemed to be an exercise of reasonable care).  Each Grantor shall be responsible for the safekeeping of its Collateral, and, except as set forth in the preceding sentence, in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or of any other Person in any way dealing with or handling such Collateral.

(b)           Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted.

(c)           Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral.  Upon the failure of any Grantor to so pay or contest such taxes, charges, or

Form of Security Agreement

assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest.  All sums so disbursed by the Administrative Agent, including reasonable fees, charges and disbursements of counsel (“Attorney Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7.           Status of Grantors and Collateral Generally.  Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)           It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral against all claims and demands of all Persons (other than holders of Permitted Liens to the extent of their claims permitted under the Credit Agreement) at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so.  All sums so disbursed by the Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)           It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions permitted under Section 7.04 of the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties.

(c)           It has full power, legal right and lawful authority to enter into this Security Agreement (and any Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

Form of Security Agreement

(d)           No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)           No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f)           Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name and address of each Person other than such Grantor at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date.  No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

Form of Security Agreement

(g)           Such Grantor shall not engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, without the prior written consent of the Administrative Agent in each instance.

(h)           Such Grantor shall not cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of such Collateral or the delivery of such Collateral to such Grantor or to customers, in each case in the ordinary course of business, and motor vehicle certificates of title) or (ii) to be in the possession, custody or control of any warehouseman or other bailee (except as set forth in Section 6.14 of the Credit Agreement).

(i)           No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 6.14 attached to the Credit Agreement (as such Schedule may be revised from time to time in accordance with the terms of the Credit Agreement), (y) upon request of the Administrative Agent, such Grantor uses reasonable efforts to cause such lessor to acknowledge the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8.           Inspection.  The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, or any Lender, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, in each case (unless an Event of Default has occurred and is continuing) at the expense of the Administrative Agent or such Lender, as applicable, to inspect the Collateral (including inspecting Vehicles and conducting random samples of the Net Book Value of the Vehicles), all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”)) and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors; provided, however, that, unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to two such inspections during any period of 12 consecutive months.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to

Form of Security Agreement

protect the Administrative Agent’s (for the benefit of the Secured Parties) interest.  All expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9.           Specific Collateral.

(a)           Accounts.  With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)           Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time, at the Administrative Agent’s request, such Grantor shall provide the Administrative Agent with a schedule of Accounts in excess of $1,000,000 in form and substance reasonably acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties, and provided further that, unless an Event of Default has occurred and is continuing, the Administrative Agent shall be limited to two requests for Schedules of Accounts during any period of 12 consecutive months.  If reasonably requested by the Administrative Agent, or at any time requested by the Administrative Agent upon and during the continuance of an Event of Default, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request.

(ii)           All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location,” or as to which the Grantor has complied with Section 7(f) hereof.

(iii)           The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)           The Accounts cover bona fide sales, leases, or other dispositions of Vehicle Inventory to an Account Debtor in the ordinary course of business.

Form of Security Agreement

(v)           The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $500,000 in the aggregate, or greater than $250,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)           Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Administrative Agent with respect thereto.

(vii)           The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(viii)           In the event any amounts due and owing in excess of $1,000,000 in the aggregate are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Administrative Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b)           Vehicle Inventory.  With respect to its Vehicle Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)           Such Grantor shall keep accurate and complete records itemizing and describing each new and used vehicle, including the year, make, model, cost, price, location and Vehicle Identification Number, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Administrative Agent from time to time as set forth in the Credit Agreement, a current schedule of Vehicle Inventory (“Schedule of Vehicle Inventory”) based upon its most recent physical inventory and its daily inventory records.  Such Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Administrative Agent such other documents and reports thereof as the

Form of Security Agreement

Administrative Agent shall reasonably request with respect to the Vehicle Inventory.

(ii)           All Vehicle Inventory is and shall, except as set forth in Section 6.14 of the Credit Agreement, at all times be located only at such Grantor’s locations as set forth on Schedule 6.14 attached to the Credit Agreement (as such Schedule may be revised from time to time in accordance with the terms of the Credit Agreement).  Such Grantor shall not, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition or as set forth in Section 6.14 of the Credit Agreement, remove any Vehicle Inventory from such locations.

(iii)           If any Account Debtor returns any Vehicle Inventory to such Grantor after shipment thereof, and such return generates a credit in excess of $1,000,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Administrative Agent in writing of the same as soon as practicable.

(c)           Chattel Paper.   With respect to its Chattel Paper that constitutes Collateral, whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)           Such Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii)           At the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Grantor shall promptly and conspicuously legend all counterparts of all tangible Chattel Paper as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS PURSUANT TO A SECURITY AGREEMENT DATED AS OF _____________, 2005 AS AMENDED FROM TIME TO TIME.  NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE

Form of Security Agreement

CONSENT OF THE AFORESAID ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.”  Upon the occurrence or during the continuance of an Event of Default, such Grantor shall not create or acquire any electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), unless, prior to such creation or acquisition, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii)           Other than in the ordinary course of business and in keeping with reasonable and customary practice, such Grantor shall not amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such Chattel Paper as collateral.

(d)           Instruments.  With respect to its Instruments that constitute Collateral, whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)           Such Grantor shall (A) maintain at all times, and, upon request of the Administrative Agent, furnish to the Administrative Agent, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $1,000,000 in the aggregate from any single Person, provided that, unless an Event of Default has occurred and is continuing, the Administrative Agent shall be limited to two such requests during any period of 12 consecutive months, and (B) at the request of the Administrative Agent from time to time, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(ii)           Other than in the ordinary course of business and in keeping with reasonable and customary practice, such Grantor shall not amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such Instrument as collateral.

Form of Security Agreement

10.           Property and Liability Insurance Required.

(a)           Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i)           property insurance on the Vehicle Inventory, against loss or damage by theft, fire, lightning, hail, wind, flooding and other hazards ordinarily included under all risk/special form or equivalent form insurance policies as are customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(ii)           garage liability or comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Administrative Agent, the L/C Issuer and the Lenders as additional insureds thereunder, in amounts as are customary for Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(iii)           workers’ compensation in accordance with the laws of the states in which such Collateral is located as are customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor, but in no event less than the amount required by the states where such Collateral is located; and

(iv)           business interruption insurance in amounts as are customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor.

(b)           Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i)           may be provided by blanket policies now or hereafter maintained by the Company or each or any Grantor;

(ii)           shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and having an A.M. Best rating of not less than A- on the later of (i) the Closing Date and (ii) the latest date such policy is issued, renewed or extended;

Form of Security Agreement

(iii)           shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are customary for Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(iv)           shall require not less than thirty (30) days’ prior written notice to the Administrative Agent before any cancellation of such policy (except that not less than ten (10) days’ prior written notice shall be required before any cancellation based on the non-payment of premiums);

(v)           without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as loss payee.

(c)           Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with a certificate of insurance evidencing that such policy has been renewed or replaced or other evidence that such policy is no longer required by this Security Agreement.

(d)           Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under the policies of insurance described in Section 10(a)(i) and endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e)           In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by the Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

Form of Security Agreement

(f)           Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Administrative Agent, for the benefit of the Secured Parties, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Administrative Agent, for the benefit of the Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required; provided, however, that this Section 10(f) shall only apply to the extent that, after giving effect to such loss or casualty, the Total Outstandings exceed the Borrowing Base then in effect.

(g)           The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor, or paid by the applicable insurance carrier, toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(h)           The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows:  after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of thirty (30) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Administrative Agent, for the benefit of the Secured Parties, as additional Collateral or to pay Obligations, or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement; provided, however, that this sentence shall only apply to the extent that, after giving effect to such loss, the Total Outstandings exceed the Borrowing Base then in effect.  If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage.  At all times during which an Event of Default shall have occurred and be continuing, the Administrative Agent (as its interest appears in the Loan Documents) shall be entitled to receive direct and prompt payment of the proceeds of such insurance and such Grantor shall take all action as the Administrative Agent may reasonably request to accomplish such payment.  Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds at any time during which an Event of Default shall have occurred and be continuing, such Grantor shall immediately deliver such proceeds to the Administrative Agent for the benefit of the Secured Parties to prepay any Loans or other Obligations and to Cash Collateralize the then Outstanding Amount of L/C Obligations, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

Form of Security Agreement

(i)           “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including Attorney Costs) incurred in the realization thereof.

(j)           In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent.  Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding.

(k)           The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

11.           Rights and Remedies Upon Event of Default.  Upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)           All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)           The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)           The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate such Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

Form of Security Agreement

(d)           The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments and General Intangibles that constitute Collateral (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein for the benefit of the Secured Parties but, to the extent such direction to a Grantor is not otherwise prohibited under applicable law, only if any Grantor shall have failed to send such notice within one Business Day after having been directed to do so by the Administrative Agent (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice sent by the Administrative Agent, may (but need not), in the Administrative Agent’s sole discretion, be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s judgment, to collect the Payment Collateral; and

(e)           The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable.  The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent may, if

Form of Security Agreement

it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.  The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.  If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing.  In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor.  All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them

Form of Security Agreement

under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law.  Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner.  Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorney Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement.  Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

For purposes of this Security Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Borrowers shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; and (c) the Borrowers and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (except for obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any Loan Party that may be owing to the Administrative Agent and each of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

12.           Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power:

Form of Security Agreement

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)           to endorse such Grantor’s name on any checks, notes, drafts or any other payment constituting Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d)           to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e)           to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.           Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment  had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14.           Certain Waivers by the Grantors.  Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties.  Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the

Form of Security Agreement

Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.           Continued Powers.  Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16.           Other Rights.  The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17.           Anti-Marshaling Provisions.  The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement.  Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18.           Entire Agreement.  This Security Agreement and each Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and

Form of Security Agreement

supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents.  The express terms hereof and of the Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.  Neither this Security Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19.           Third Party Reliance.  Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.           Binding Agreement; Assignment.  This Security Agreement and each Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein.  Without limiting the generality of the foregoing sentence of this Section 20, any Lender or the L/C Issuer may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender or the L/C Issuer herein or otherwise, subject, however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21.           Severability.  The provisions of this Security Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

22.           Counterparts.  This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 22, the provisions of Section 10.02(b) of the Credit Agreement shall be applicable to this Security Agreement.

Form of Security Agreement

23.           Termination.  Subject to the provisions of Section 13, this Security Agreement and each Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date.  Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

24.           Notices.  Any notice required or permitted hereunder shall be given (a) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Credit Agreement and (b) with respect to the Administrative Agent or other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.           Joinder.  Each Person who shall at any time execute and deliver to the Administrative Agent a Joinder Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder.  Each Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Joinder Agreement and its property.  Each of the applicable Schedules attached hereto shall be deemed amended and supplemented by such information reflected on the Supplemental Schedules attached to each Joinder Agreement without further action.

26.           Rules of Interpretation.  The rules of interpretation contained in Sections 1.02 and 1.05 of the Credit Agreement shall be applicable to this Security Agreement and each Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

27.           Governing Law; Waivers.

(a)           THIS SECURITY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS

Form of Security Agreement

RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b)           EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK OR THE  UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 24.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d)           NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF JURISDICTION WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY OTHER COURT OR

Form of Security Agreement

COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)           IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)           EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY, HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION ANY GRANTOR HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature pages follow]

Form of Security Agreement

           IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GUARANTORS:

CARMAX AUTO SUPERSTORES, INC.
By:
Name:
Title:

CARMAX, INC.
By:
Name:
Title:

CARMAX OF LAUREL, LLC
By:
Name:
Title:

CARMAX AUTO MALL, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES CALIFORNIA, LLC
By:
Name:
Title:

Form of Security Agreement

CARMAX BUSINESS SERVICES, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES WEST COAST, INC.
By:
Name:
Title:

CARMAX TEXAS GENERAL PARTNER, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES TEXAS, LP
By:
Name:
Title:

CARMAX PROPERTIES, LLC
By:
Name:
Title:

CARMAX AUTO SUPERSTORES SERVICES, INC.
By:
Name:
Title:

Form of Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Security Agreement

SCHEDULE 1

For purposes of this Security Agreement, a “Qualifying Control Agreement” shall mean an acknowledgment and agreement executed by any warehouseman or other bailee who has possession, custody or control of tangible personal property Collateral (each, a “Custodian”) and the applicable Grantor, in form and substance acceptable to the Administrative Agent and in which the Custodian (i) acknowledges the Lien created hereunder (and that such Custodian holds such Collateral for the Administrative Agent for the benefit of the Secured Parties), (ii) agrees to discontinue accepting requests or demands from or on behalf of the applicable Grantor for access to or possession of any Collateral of which it is Custodian upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing (a “Default Notice”), until such time as the Administrative Agent may furnish it with a subsequent notice that such Event of Default has been cured or waived, (iii) agrees that it will comply with instructions from the Administrative Agent directing the disposition of the Collateral of which it is Custodian, without requiring further consent from the Grantor, following receipt of any Default Notice from the Administrative Agent, (iv) agrees that it will not consent to or acknowledge any Lien on Collateral of which it is Custodian in favor of any other Person until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, (v) agrees to waive or subordinate to the Lien conferred hereunder, on terms acceptable to the Administrative Agent, any lien, claim, or right of setoff or recoupment (whether statutory or consensual) in favor of the Custodian on any of the Collateral, and (vi) agrees to deliver (and accompanies such agreement with any then existing) warehouse receipts or other Documents pertaining to such Collateral.

Form of Security Agreement

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Form of Security Agreement

EXHIBIT O

FORM OF AUTOBORROW AGREEMENT

BANK OF AMERICA
Bank of America, N.A.

This Agreement is made as of this   day of  , 20 , by and between CarMax Auto Superstores, Inc. (the "Customer") and Bank of America, N.A. (the "Bank").

Customer has requested that Bank provide to Customer the services constituting the Bank "AutoBorrow" program.  For and in consideration of the promises contained herein and the performance of obligations specified herein, it is agreed as follows:

Definitions.

As used herein, the following terms shall have the meaning defined below:

1.
Account:  Customer's Bank demand deposit account number   or Customer's substitute or replacement demand deposit account if actually linked to the Line of Credit under the AutoBorrow arrangement established under this Agreement.

2.
Borrowing Increment Amount:  Specified whole dollar amount in which advances of funds shall be made from the Line of Credit to the Account.  For purposes of this Agreement, the Borrowing Increment Amount shall be $ .

3.
Borrowing Target: The minimum amount of collected funds Customer wishes to maintain in Account; any balance less than the Borrowing Target shall trigger an incremental advance from the Line of Credit if sufficient credit is available, as provided in Step 3, below under “ Operation of AutoBorrow.”  For the purposes of this Agreement, the Borrowing Target shall be $ .

4.
Line of Credit:  “Line of Credit” means the Swing Line extended to Customer by Bank, as Swing Line Lender, pursuant to the Credit Agreement, dated as of August 24, 2005, among CarMax Auto Superstores, Inc., certain subsidiaries of CarMax, Inc. and each other person or entity that becomes a Borrower thereunder pursuant to Section 2.15 thereof (collectively, the “Borrowers”), CarMax, Inc., Bank, as Administrative Agent, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender and the Lenders parties thereto, as such agreement may be amended, modified, extended or renewed from time to time (the “Credit Agreement”).  The term shall also include any line of credit replacing the Line of Credit if the replacement is actually linked to the Account under the AutoBorrow arrangement established under this Agreement.

5.
Repaying Increment Amount:   Specified whole dollar amount in which funds transfers shall be made from the Account to the Line of Credit.  For purposes of this Agreement, the Repaying Increment Amount shall be $ .

6.
Repaying Target: The maximum amount of collected funds Customer wishes to maintain in the Account; any whole dollar incremental balance in excess of the Repaying Target shall be transferred from the account to pay down the Line of Credit if there exists an outstanding principal balance on the Line of Credit, as provided in Step 2 below under “ Operation of AutoBorrow.”  For purposes of this Agreement, the Repaying Target shall be $ .

Operation of AutoBorrow.

Step 1.	At the end of each banking day, Bank will determine the collected funds in the Account and the outstanding Line of Credit principal balance.

Step 2.
If the collected funds in the Account are in excess of the Repaying Target by an amount at least equal to the Repaying Increment Amount, Bank shall transfer funds in excess of the Repaying Target amount from the Account in multiples of the Repaying Increment Amount up to the amount necessary to pay off the Line of Credit principal balance.  Notwithstanding the foregoing, if the amount necessary to pay off the Line of Credit principal balance is less than the Repaying Increment Amount, Bank shall only transfer from the account the whole dollar amount necessary to pay off the outstanding Line of Credit principal balance.

Step 3.
If the collected funds in the Account are less than the Borrowing Target and funds are available under the Line of Credit, Bank shall advance funds from the Line of Credit to the Account in multiples of the Borrowing Increment Amount in order to bring the Account balance up to the Borrowing Target.  Notwithstanding the foregoing, if the amount available under the Line of Credit is less than the Borrowing Increment Amount, Bank shall advance available funds, in any  whole dollar amount, to the Account.

Confirmations and Statements.

After each funds transfer, Bank will provide to Customer a written confirmation noting the date and amount of each transfer.  Customer will also receive a monthly AutoBorrow statement reflecting activity in the Account.

Form of AutoBorrow Agreement

Set Off

Bank is hereby authorized at any time to set off and charge against any deposit account of Customer, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Customer which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due under any document evidencing or securing the Line of Credit; provided, however, that Bank shall not at any time set off or charge any such obligations against the Collection Account (as defined in the Credit Agreement).  Bank agrees to notify Customer promptly after any such set off or charge; provided, however, that the failure to give such notice shall not affect the validity of such set off or charge.

Related Documents.

This Agreement incorporates by reference each term, condition, representation, and warranty contained in the documents evidencing and securing the Line of Credit including, but not limited to, the Credit Agreement, each Loan Document (as defined in the Credit Agreement), and other pledges of collateral, and each term, condition, representation, and warranty contained in the Depositor's Agreement, Signature Cards and Corporate Resolutions relating to the Account.  To the extent that any such document conflicts with this Agreement, such document controls.

Term and Termination.

This Agreement shall terminate immediately upon expiration or termination of the Line of Credit.  Otherwise, termination by Bank shall be effective 30 days after written notice is either hand delivered or sent via certified mail to the Customer’s address set forth below. Unless terminated by Bank, this Agreement shall remain in effect until Bank receives written notice of termination from Customer and has been afforded a reasonable opportunity to act on such notice.  This Agreement may not be assigned by Customer.

Fees.

Customer agrees to compensate Bank for providing the AutoBorrow services in accordance with the Bank rate schedule, which is subject to change from time to time.

Limitation of Liability.

Bank shall not be liable to Customer for failure to perform as contemplated or required by this Agreement unless such failure is the result of the gross negligence or willful misconduct of Bank, its employees, or agents.  Bank shall not be liable under any circumstances to Customer or any third party for any failure to perform if the failure is due to conditions beyond the control of Bank, including, but not limited to, strikes, riots, war, military or national emergencies, acts of God, natural disasters, fire, outages of computers or associated equipment, or failure of transportation or communication methods or power supplies.  In no event shall Bank be liable for special, indirect, or consequential damages, even if advised of the possibility of such damages.

Amendments.

This Agreement constitutes the complete understanding of Customer and Bank as to the AutoBorrow services, and specifically excludes all previous written or oral representations.  No amendments to this Agreement shall be effective to bind Customer or Bank unless set forth in writing and executed by both Customer and Bank.

Notices.

All written notices, modifications, and amendments shall be provided to Bank at the address specified for notices to the Swing Line Lender pursuant to Section 10.02 of the Credit Agreement.

All written notices, modifications, and amendments shall be provided to Customer at the address specified for notices to the Customer pursuant to Section 10.02 of the Credit Agreement.

Acknowledgment of Authority.

Customer acknowledges that the operation of the AutoBorrow services will permit any person conducting transactions on the Account to have the ability to access the Line of Credit.  Customer hereby confirms the authority of each person designated as an authorized signer in resolutions provided to Bank  or otherwise authorized, permitted or allowed by Customer to conduct transactions on the Account, to also access and conduct transactions on the Line of Credit through the AutoBorrow services.
Customer also acknowledges that presentation for payment of lost or stolen checks can result in an advance from the Line of Credit.  Customer agrees to take all appropriate precautions against such risk, to notify Bank in the  event checks are lost or stolen, and to hold Bank harmless and indemnify it if such an event occurs.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Customer irrevocably consents and submits to the personal jurisdiction of the state or federal courts sitting in New York County, New York.

Other Terms and Conditions.

1. Multiple Customers; Multiple Banks.  If this Agreement is executed by more than one Customer or Bank, this Agreement shall be deemed to be an agreement only between the Customer and the Bank maintaining an Account of the Customer.

Form of AutoBorrow Agreement

Execution.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this   day of  , 20  .

Customer names and signatures:

CARMAX AUTO SUPERSTORES, INC.

By:
Title:

Bank:

BANK OF AMERICA, N.A., as Swing Line Lender

By:
Title:

Form of AutoBorrow Agreement

AMENDMENT TO AUTOBORROW AGREEMENT

Pursuant to the “Amendments” paragraph in the AutoBorrow Agreement (the "Agreement") executed by the parties hereto on  , the following amendments to the Agreement have been requested by CarMax Auto Superstores (the "Customer") and agreed to by Bank of America, N.A. (the “Bank”), which changes shall be effective within ten business days of the date of Bank's acceptance and acknowledgment:

1.	Borrowing Increment Amount: For purposes of the Agreement, the Borrowing Increment Amount shall be $ .00.
Customer Initials ______________.

2.	Repaying Increment Amount: For purposes of the Agreement, the Repaying Increment Amount shall be $ .00.
Customer Initials _______________.

3.
Line of Credit: The Line of Credit subject to the Agreement shall be that credit facility extended in the maximum principal amount of $ , as evidenced by a promissory note dated      .       Customer Initials ____________.

4.	Borrowing Target: For purposes of the Agreement, the Borrowing Target shall be $ .
Customer Initials ____________________.

5.	Repaying Target: For purposes of the Agreement, the Repaying Target shall be $ .
Customer Initials _____________________.

6.
Checking Account that Service is attached to:  For purposes of the Agreement, the customer requests that the checking account that AutoBorrow is attached to be changed from _____________________________ to ___________________________________.

                              Current checking account number                 New checking account number

Customer Initials______________________

Customer.

CARMAX AUTO SUPERSTORES, INC.		ATTEST:
By:	______________________	By:
Title:	______________________	Title:

Bank.

Accepted and acknowledged by  Bank of America, N.A. this   day of  , 20 .

Bank of America, N.A., as Swing Line Lender

________________________________________________
By

________________________________________________
Title

O-4
Form of AutoBorrow Agreement